SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ADEPT TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADEPT TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 3, 2005

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Adept Technology, Inc., a California corporation, will be held on Thursday, November 3, 2005 at 8:00 a.m. local time, at Adept’s principal executive offices located at 3011 Triad Drive, Livermore, California 94551, for the following purposes:

1. To elect four or five directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. To approve an amendment to the 2003 Stock Option Plan solely to increase the number of shares which may be authorized for grant to an individual within a calendar year to 250,000 shares of common stock, with no change to the total number of shares authorized for issuance under the 2003 Stock Option Plan;

3. To approve the 2005 Equity Incentive Plan;

4. To approve an amendment to Adept’s Articles of Incorporation to increase the number of shares of authorized capital stock of Adept from 15,000,000 to 20,000,000, increasing the authorized number of shares of common stock from 14,000,000 to 19,000,000;

5. To approve the reincorporation of Adept from California to Delaware;

6. To ratify the selection of Ernst & Young LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2006; and

7. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

Whether or not you plan to attend the meeting, please vote as soon as possible.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on September 23, 2005 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

By Order of the Board of Directors of Adept Technology, Inc.

Robert R. Strickland Assistant Secretary

Livermore, California

October 3, 2005

YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING WHETHER OR NOT YOU ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ADEPT TECHNOLOGY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc., a California corporation, for use at the annual meeting of shareholders to be held Thursday, November 3, 2005 at 8:00 a.m. local time, or at any adjournment or postponement of the annual meeting, for the purposes specified in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held at the principal executive office of Adept located at 3011 Triad Drive, Livermore, California 94551. Adept’s telephone number at that location is (925) 245-3400.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting according to the instructions of the shareholder. If no specific instructions are given, the shares will be voted:

•	for the election of the nominees for directors listed in this proxy statement to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

•	to approve an amendment to the 2003 Stock Option Plan solely to increase the number of shares which may be authorized for grant to an individual within a calendar year to 250,000 shares of common stock, with no change to the total number of shares authorized for issuance under the 2003 Stock Option Plan;

•	to approve the 2005 Equity Incentive Plan;

•	to increase the number of shares of authorized capital stock from 15,000,000 to 20,000,000, increasing the authorized number of shares of common stock from 14,000,000 to 19,000,000, by amending the Articles of Incorporation.

•	to approve the reincorporation of Adept from California to Delaware;

•	to ratify the selection of Ernst & Young LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2006; and

•	at the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

These proxy solicitation materials were first mailed on or about October 3, 2005 to all shareholders entitled to vote at the annual meeting. A copy of Adept’s Annual Report to Shareholders on Form 10-K is being mailed concurrently with these proxy solicitation materials.

Record Date and Shares Outstanding

Shareholders of record at the close of business on September 23, 2005, referred to in this proxy statement as the record date, are entitled to notice of and to vote at the annual meeting. As of the record date,              shares of Adept’s common stock, no par value, were issued and outstanding.

Revocability of Proxies

Any proxy given as a result of this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Adept a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Quorum; Vote Required

Each holder of common stock is entitled to one vote for each share of common stock held by that shareholder on the record date.

•	Proposal One: each shareholder voting on Proposal One, the election of directors, may cumulate the shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for a number of candidates greater than the number of directors to be elected. However, no shareholder will be entitled to cumulate votes unless the candidates’ names have been placed in nomination before the voting and the shareholder, or any other shareholder, has given notice at the meeting, before the voting, of the intention to cumulate the shareholder’s votes. The four or five candidates receiving the highest number of votes shall be elected as directors. (Five candidates will be elected if the Board of Directors names an additional nominee and four will be elected if the size of the Board is reduced from five to four, in either case, as discussed in the first paragraph of Proposal One below.) Votes against any candidate and votes withheld will have no legal effect.

•	Proposal Two: for Proposal Two, the approval of the amendment of the 2003 Stock Option Plan, each share of common stock has one vote. Approval of the proposal requires the affirmative vote of a majority of shares present or represented by proxy and voting at the meeting, which shares voting affirmatively also constitute at least a majority of the required quorum.

•	Proposal Three: for Proposal Three, the approval of the 2005 Equity Incentive Plan, each share of common stock has one vote. Approval of the proposal requires the affirmative vote of a majority of shares present or represented by proxy and voting at the meeting, which shares voting affirmatively also constitute at least a majority of the required quorum.

•	Proposal Four: for Proposal Four, the approval of an amendment to the Articles of Incorporation to increase Adept’s authorized capital stock to 20,000,000 shares, each share of common stock has one vote. The approval of the increase in authorized capital stock requires the affirmative vote of a majority of shares outstanding.

•	Proposal Five: for Proposal Five, the approval of the reincorporation from California to Delaware, each share of common stock has one vote. The reincorporation of Adept to Delaware requires the affirmative vote of a majority of shares outstanding.

•	Proposal Six: for Proposal Six, the ratification of the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2006, each share of common stock has one vote. Approval of the proposal requires the affirmative vote of a majority of shares present or represented by proxy and voting at the meeting, which shares voting affirmatively also constitute at least a majority of the required quorum.

A quorum comprising the holders of a majority of the outstanding shares of common stock entitled to vote on the record date must be present or represented by proxy to transact business at the annual meeting. If the persons present or represented by proxy constitute less than a majority of the outstanding stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

Broker non-votes and abstentions will be counted as present for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast regarding any particular proposal except as specifically discussed in this paragraph. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Adept’s Bylaws also specifically provide for the non-effect of abstentions in the election of directors by cumulative voting. Proposals Two, Three and Six must be approved by a majority of the shares cast, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, abstentions and broker non-votes on Proposals Two, Three and Six generally have no effect, unless an insufficient number of shares is voted to satisfy the majority of a quorum requirement. Proposals Four and Five must be approved by a majority of the outstanding shares of common stock. As a result, abstentions and broker non-votes have the same effect as votes against Proposal Four and Five.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the annual meeting include both routine matters, such as the election of directors (Proposal One), the amendment of the 2003 Stock Option Plan (Proposal Two), the increase in authorized capital stock (Proposal Four), and the ratification of independent auditors (Proposal Six), and non-routine matters, such as the 2005 Equity Incentive Plan (Proposal Three) and the reincorporation to Delaware (Proposal Five).

Recommendations of the Board of Directors

Adept’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal One); FOR the amendment of the 2003 Stock Option Plan (Proposal Two); FOR the 2005 Equity Incentive Plan (Proposal Three); FOR the increase in authorized capital stock (Proposal Four); FOR the reincorporation of Adept from California to Delaware (Proposal Five); and FOR the ratification of the selection of Ernst & Young LLP as Adept’s independent auditors for the fiscal year ending June 30, 2006 (Proposal Six).

Solicitation of Proxies

The cost of this solicitation will be borne by Adept. In addition, Adept may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of Adept’s directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

Shareholders Sharing the Same Last Name and Address

Adept has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission, referred to in this proxy statement as the SEC, for certain beneficial owners of its common stock. In accordance with this procedure, we are delivering only one copy of the annual report and proxy statement to certain shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. This procedure is designed to reduce duplicate mailing and save significant printing and postage costs as well as natural resources. Shareholders who participate in householding will continue to receive separate proxy cards.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Adept’s Corporate Secretary in writing at 3011 Triad Drive, Livermore, California 94551, or call Adept at (925) 245-3400. Adept will deliver a separate copy of the annual report and/or proxy statement to you promptly upon receipt of your request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

CORPORATE GOVERNANCE

As of the date of the mailing of this proxy statement, Adept’s common stock is traded on the Over-the-Counter Bulletin Board, which is referred to in this proxy statement as the OTCBB under the trading symbol “ADEO.” Adept intends to apply for quotation of its common stock on the NASDAQ National Market System (r) (“NASDAQ”), and expects to receive a response to such application by the date of the annual meeting. If such application is not accepted, Adept will consider applying for listing on the NASDAQ Small Cap Market or the American Stock Exchange.

Adept and its Board of Directors regularly review and evaluate Adept’s corporate governance practices. In light of the Sarbanes-Oxley Act of 2002, the regulations promulgated under the Sarbanes-Oxley Act by the SEC, and the corporate governance listing standards of NASDAQ, in August 2005, the Board approved revised Corporate Governance Guidelines for the Board of Directors and a revised Code of Business Conduct for Adept (each originally adopted in 2004). In August 2005, the Board also approved revised charters for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board (referred to in this proxy statement as the “NCG Committee”). Adept’s Board committee charters and Code of Business Conduct, as well as other corporate governance documents are posted on the investor relations page of its website at www.adept.com. Printed copies of these documents are also available to shareholders upon written request directed to Adept’s Corporate Secretary at Office of the Corporate Secretary, Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551-9559.

Corporate Governance Guidelines

The Board of Directors of Adept has adopted Corporate Governance Guidelines for the Board, which cover topics relating to the Board including, but not limited to, Board membership criteria and the composition of the Board, the selection of new directors, Board leadership, Board compensation, responsibilities of directors regarding attendance, continuing education of directors, access to senior management and outside advisors, meeting procedures, committee matters and CEO Evaluation. The NCG Committee reviews the Corporate Governance Guidelines annually, and the Board may amend the Corporate Governance Guidelines at any time.

Code of Business Conduct

Adept adopted a Code of Business Conduct to provide standards for ethical conduct, which applies to the Board of Directors, officers, and all Adept employees, including without limitation, Adept’s Chief Executive Officer and principal financial officers. The Code of Business Conduct covers topics including, but not limited to, the expected standards of employee conduct, conflicts of interest, certain internal controls and reporting, compliance with securities and other laws, confidentiality of information, insider trading, and competition and fair dealing and contains compliance standards and procedures.

Any waiver of a provision of the Code of Business Conduct with respect to a director or executive officer may only be made by the Board or its NCG Committee. Adept will file with the SEC on Form 8-K (if Adept’s common stock is accepted for quotation on NASDAQ) or post on its website all amendments to the Code of Business Conduct and waivers of its provisions made with respect to any director or executive officer in accordance with the applicable SEC rules.

Identification and Evaluation of Director Nominees

The NCG Committee employs a variety of methods to identify and evaluate director nominees. The NCG Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board.

If vacancies are anticipated or otherwise arise, the NCG Committee considers potential candidates for candidacy as a director. Additionally, candidates may come to the attention of the committee through current

Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the NCG Committee, and may be considered at any point during the year.

In connection with this evaluation, the NCG Committee determines whether to interview the prospective nominee, and as warranted, one or more members of the NCG Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview process, the NCG Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the NCG Committee.

The NCG Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Adept’s Bylaws relating to shareholder nominations and applicable law. A stockholder who wishes to recommend a prospective nominee for the Board should notify Adept’s Corporate Secretary or the NCG Committee in writing with the supporting material required by Adept’s Bylaws and described under “Shareholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.

While the Board currently has no defined minimum criteria for consideration or service as a director, the NCG Committee evaluates prospective nominees against the standards and qualifications set out in Adept’s Corporate Governance Guidelines and other relevant factors as it deems appropriate, including the current composition of the Board, and the need for particular expertise, all with reference to issues of business and industry experience, judgment, skills such as an understanding of flexible automation technologies, independence, and other relevant characteristics, all in the context of an assessment of the perceived needs of the Board at that point in time and applicable law. Specifically, at least a majority of directors on the Board must be “independent directors” as defined in the NASDAQ corporate governance listing standards and as determined by the Board.

In addition, in connection with Adept’s 2003 common stock and warrant financing described below, while Special Situations Fund III, L.P., referred to in this proxy statement as SSF, and the investors in the 2003 financing affiliated with SSF collectively beneficially own at least five percent of Adept’s outstanding common stock, Adept agreed to the designation by SSF of one person to be a nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors or to remove and replace such designee if so requested by SSF and/or its affiliates.

Director Independence

A majority of the Board of Directors of Adept are “independent directors.” In determining independence, the Board applies the standards of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act, and the corporate governance listing standards of NASDAQ. To be “independent” a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of an Adept director. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	the director is not, and was not at any time during the past three years, employed by Adept or any subsidiary;

•

the director has not, and his or her family members have not, accepted any payments from Adept or any subsidiary of Adept in excess of $60,000 during any period of 12 consecutive months within the three years preceding the determination of independence, except (i) compensation for board or board committee service; (ii) payments arising solely from investments in Adept’s securities; (iii)

compensation paid to a family member who is a non-executive employee of Adept or a subsidiary of Adept; (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation; (v) loans permitted under Section 13(k) of the Exchange Act;

•	the director is not a family member of an individual who is, or at any time during the past three years was, employed by Adept or by any subsidiary as an executive officer;

•	the director is not, and his or her family members are not, a partner in, or a controlling shareholder or an executive officer of, any organization to which Adept made, or from which Adept received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company’s securities, or (ii) payments under non-discretionary charitable contribution matching programs;

•	the director is not, and his or her family members are not, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of Adept served on the compensation committee of such other entity; and

•	the director is not, and does not have a family member who is, a current partner of Adept’s outside auditor, nor was the director or any family member of the director a partner or employee of Adept’s outside auditor who worked on Adept’s audit at any time during any of the past three years.

The Board has determined that all of Adept’s directors other than Mr. Bucher, Adept’s Chief Executive Officer, are “independent directors” within the meaning of the corporate governance listing standards of NASDAQ.

Appointment of Lead Independent Director

The Board has designated the chairman of the NCG Committee, Mr. Kelly, to serve as the Board’s Lead Independent Director as the Chairman of the Board also serves as an executive officer of Adept. The Lead Independent Director serves to develop, through the NCG Committee, Adept’s corporate governance guidelines and related matters, to provide Board leadership and to act as a liaison between the Board and the Chief Executive Officer and to act as a focal point of communication to the Board regarding meeting agendas, management plans and initiatives.

Board Meetings

The Board of Directors of Adept held six meetings during the fiscal year ended June 30, 2005, referred to in this proxy statement as fiscal 2005, in addition to taking actions by unanimous written consent. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which he served, during fiscal 2005. Adept’s Corporate Governance Guidelines strongly encourage directors to attend its annual meetings of shareholders and any special meetings of shareholders. All of Adept’s five directors attended the last annual meeting of shareholders.

Under Adept’s Corporate Governance Guidelines, Adept’s non-management directors meet at regularly scheduled executive sessions without management. As Lead Independent Director, Mr. Kelly presides over the meetings of the non-management directors pursuant to Adept’s Corporate Governance Guidelines.

Contacting the Board of Directors

Shareholders interested in communicating directly with the Board, the Chairman, the Lead Independent Director or the non-management directors as a group may do so by sending a letter to the Adept Technology, Inc. Board of Directors, c/o the Office of the Corporate Secretary, Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551-9559.

Inquiries and other communications may be submitted anonymously and confidentially.

The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Lead Director, Chairman of the NCG Committee, Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to, and consistent with, Adept’s business and financial operations, policies and corporate philosophies.

The Corporate Secretary has the authority, in the Corporate Secretary’s discretion, to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications that are reasonably determined to be of a commercial or frivolous nature, unduly hostile, threatening, illegal, or not reasonably related to Adept or its business. In some cases, the Corporate Secretary may determine that communications be forwarded elsewhere in the Company for review and possible response.

The foregoing procedures do not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 (discussed under “Shareholder Proposals and Nominations” below) and communications made in connection with such proposals, which shall be handled in a manner consistent with the Company’s Bylaws and applicable law or (ii) service of process or any other notice in a legal proceeding.

Committees of the Board of Directors

The Board of Directors has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Copies of the current charters of the Audit Committee, Compensation Committee and NCG Committee can be accessed on Adept’s website at www.adept.com.

Audit Committee. The Audit Committee is responsible for representing and assisting the Board of Directors in (i) its oversight of the quality and integrity of Adept’s financial statements and other SEC filings, (ii) its oversight of the effectiveness of Adept’s system of internal controls, and auditing, accounting and financial reporting processes, (iii) the appointment and oversight of Adept’s independent auditors, including reviewing the auditors’ qualifications, independence and performance, (iv) the pre-approval of all audit and allowable non-audit services provided by Adept’s independent auditors, and (v) compliance with legal and ethical requirements associated with accounting and audit matters, corporate securities trading, investor communications, and (unless addressed by another independent body of the Board) related party transactions. Each of the members of the Audit Committee are independent as defined in the NASDAQ corporate governance listing standards and Rule 10A-3 of the Exchange Act. In addition, each of the members of the Audit Committee is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee met five times during fiscal 2005 and was comprised of three non-employee directors, Messrs. Codd, Kelly and Mock. The Board has determined that Mr. Codd is as an “audit committee financial expert” as defined by rules promulgated by the SEC. The current charter of the Audit Committee is attached hereto as Appendix A.

Compensation Committee. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers of Adept and administering executive incentive compensation and employee benefit plans. The Compensation Committee met one time during fiscal 2005 and was comprised of three non-employee directors, Messrs. Mock, Codd and Majteles. Each of the members of the Compensation Committee is “independent” as defined by the corporate governance listing standards of NASDAQ and a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

Nominating and Corporate Governance Committee. The NCG Committee (i) identifies, screens and recommends qualified candidates to serve as directors of Adept, (ii) evaluates Adept’s Board, its committees and the continued service of its directors, (iii) evaluates shareholder nominees recommended by shareholders and (iv) develops and reviews the company’s corporate governance and policies and code of business conduct. The NCG

Committee met two times during fiscal 2005 and was comprised of three non-employee directors, Messrs. Codd, Kelly and Mock. Each of the members of the NCG Committee is “independent” as defined by the corporate governance listing standards of NASDAQ.

Compensation of Directors

Until June 2004, no director received any cash compensation for service as a director of Adept or for attendance at Board or committee meetings, except for reimbursement of travel and lodging expenses incurred in attending these meetings. The Board approved payment, starting for fiscal 2005 to each non-employee director of an annual retainer of $10,000 and to the chairman of the Audit Committee, an additional annual retainer of $5,000. In addition, each non-employee director receives $1,000 for each Board meeting attended. Adept paid such annual retainers and board meeting payments for the first half of fiscal 2005 in arrears. Beginning with the third quarter of fiscal 2005, Adept pays such annual retainers and board meeting payments quarterly in arrears. As previously contemplated by the 2004 Director Option Plan adopted and approved by Adept’s shareholders in 2004, upon joining the Board of Directors, each new non-employee director would be automatically granted an option to purchase 3,000 shares of common stock and, annually, each non-employee director would be granted an option to purchase 1,000 shares of common stock for so long as the individual remains a member of the Board. In March 2005, as a consequence of and to adjust for a reverse stock split, the Board amended the 2004 Director Option Plan, so that each new non-employee director is automatically granted an option to purchase 10,000 shares of common stock and, annually, each non-employee director is granted an option to purchase 2,000 shares of common stock for so long as the individual remains a member of the Board. The Board received its grant for fiscal 2005 in March 2005 as no prior grant to directors had been made for fiscal 2005. Going forward, each annual non-employee director grant will be made on the date of the first Board meeting following the annual shareholders meeting (which would generally occur on the same day). Messrs. Codd, Kelly, Mock and Majteles each received an annual grant of an option to purchase 2,000 shares of Adept common stock on March 9, 2005 at an exercise price of $5.50 per share. All the options were granted at the fair market value of the common stock on the grant date. Initial grants to non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the shares subject to the options per month thereafter, and the annual grants become exercisable at a rate of 1/48th of the shares subject to the options on the monthly anniversary of the date of grant.

Upon consummation of Adept’s 2003 common stock and warrant financing, the SSF Entities exercised their right to designate a director nominee and designated Robert J. Majteles to serve as a member of our Board of Directors. Mr. Majteles joined the Board of Directors in 2003, and was subsequently reelected to serve on the Board at the 2004 annual shareholders meeting. Mr. Majteles is the founder of Treehouse Capital, LLC, an investment firm. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital pursuant to which Treehouse Capital, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. If Mr. Majteles’ services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to ten percent of the funds’ net gain (as defined) or net loss (as defined) on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to shareholders of any company for which he serves as a member of the Board of Directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a member of Adept’s Board of Directors pursuant to this agreement.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

A Board of four or five directors is to be elected at the annual meeting. Four of the five current directors of Adept are nominees for re-election. The other current director, Ronald E.F. Codd, is not standing for reelection. The Board of Directors of Adept intends to name an additional nominee for election as director or, alternatively, to reduce the size of the Board pursuant to Adept’s bylaws. The Board has authorized the nomination at the annual meeting of the persons named in this proxy statement as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Adept’s four nominees named below and for any additional nominee named by the Board as discussed above. In the event that any nominee of Adept is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who will be designated by the current Board of Directors to fill the vacancy. Adept is not aware of any nominee who will be unable or will decline to serve as a director. The Board of Directors will consider the names and qualifications of candidates for the Board submitted by shareholders in accordance with the procedures set forth in “Shareholder Proposals and Nominations” at the end of this proxy statement and Adept’s bylaws. In the event that additional persons are nominated for election as directors (other than any additional nominee named by the Board as discussed above), the proxy holders intend to vote all proxies received by them in a manner that is in accordance with cumulative voting and that will assure the election of as many of the nominees consisting of those listed below and any additional nominee named by the Board as discussed above as possible, and, in this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified.

Vote Required

Under cumulative voting, if a quorum is present and voting, the four or five nominees receiving the highest number of affirmative votes will be elected to the Board of Directors. (Five nominees will be elected if the Board names an additional nominee and four will be elected if the size of the Board is reduced from five to four, in either case, as discussed in the preceding paragraph.) Abstentions and broker non-votes are not counted in the election of directors.

Nominees

The names of the nominees and certain information about their business experience are set forth below:

Name of Nominee	Age	Position(s) with Adept	Director Since
Robert H. Bucher	50	Chairman of the Board and Chief Executive Officer	2003
Michael P. Kelly (1)(3)	57	Director (Lead Independent Director)	1997
Robert J. Majteles (2)	41	Director	2003
Cary R. Mock (1)(2)(3)	62	Director	1990

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

There is no family relationship between any director or executive officer of Adept.

Robert H. Bucher has served as Adept’s Chief Executive Officer and as Chairman of the Board since November 2003. Prior to joining Adept, Mr. Bucher was a consultant providing management advisory and financial investment to pre-IPO technology product and service businesses. From 1998 to 2001, Mr. Bucher was President and Chief Executive Officer of Norsat International Inc., a Canadian company that evolved under his leadership from a manufacturer and distributor of satellite components to a digital media infrastructure solution provider. Mr. Bucher held the position of Executive Vice President of Worldwide Operations at Measurex Corporation, an optimization, automation and solution system provider to the process industries from 1995 to 1998. Mr. Bucher holds a B.S. degree in Engineering from the University of Guelph, Canada.

Michael P. Kelly has served as a director of Adept since April 1997 and as Lead Independent Director of the Board of Directors since October 2003. Mr. Kelly serves as Chief Executive Officer of Cape Semiconductor Corporation. On July 1, 2005, Mr. Kelly became CEO of Cape Semiconductor Inc., a fabless semiconductor company providing analog and mixed signal solutions to various industries. Prior to that, Mr. Kelly was Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international mergers and acquisitions advisory firm, a division of Jefferies Inc., and its predecessor company since 1988. Mr. Kelly was also a director of Broadview International. Mr. Kelly received a B.A. in Accounting from Western Illinois University and an M.B.A. from St. Louis University. Mr. Kelly is a Certified Public Accountant.

Robert J. Majteles has served as a director of Adept since November 2003. Mr. Majteles is the founder of Treehouse Capital LLC, an investment firm. Prior to launching Treehouse, Mr. Majteles served successfully as CEO of three different high tech companies and was a merchant banker and a mergers and acquisitions attorney. From January 2000 to April 2001, Mr. Majteles served as Chief Executive Officer of Citadon, Inc., a provider of collaboration software to the construction and engineering industries. From 1997 until August 1999, Mr. Majteles served as Chief Executive Officer of Ultradata Corporation, a developer of software for financial institutions, now owned by John H. Harland Co. Mr. Majteles received a law degree from Stanford University and a B.A. from Columbia University. Currently, Mr. Majteles is also on the Board of Directors of Vertical Communications, Inc., a leading provider of software-based telephone systems; World Heart Corporation, a medical device company focused on the development and commercialization of pulsatile ventricular assist devices; and Unify Corporation, a provider of software production solutions that help companies deliver robust and reliable web and business applications. In addition, Mr. Majteles is a Lecturer at the Lester Center for Entrepreneurship, Haas School of Business, University of California, Berkeley and is a Member of the Board of Trustees of the Head-Royce School, Oakland, California. Mr. Majteles was designated as a director nominee by Special Situations Funds pursuant to its rights under the purchase agreement relating to Adept’s 2003 financing.

Cary R. Mock has served as a director of Adept since December 1990. Mr. Mock was independently employed from January 2003 until his retirement in June 2004. From January 1996 to January 2002, Mr. Mock served as President of C.R. Mock & Associates, a financial advisory firm specializing in acquisitions and related corporate development activities. From October 1983 to December 1995, Mr. Mock served as Director of Acquisitions and Divestitures for Westinghouse Electric Corporation, and previously served in various other positions since joining Westinghouse in 1964. Mr. Mock received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the State University of New York at Buffalo.

The following director is not standing for reelection: Ronald E.F. Codd has served as a director of Adept since February 1998. Since April 2002, Mr. Codd has worked as an independent business consultant. From January 1999 until April 2002, Mr. Codd served as the Chief Executive Officer and President of Momentum Business Applications, Inc., a spin-off of PeopleSoft, Inc. and enterprise software company, subsequently repurchased by PeopleSoft. From September 1991 to December 1998, Mr. Codd served as Chief Financial Officer and Secretary of PeopleSoft, Inc., an enterprise application software company. Mr. Codd is also a director of Interwoven, Inc., Agile Software Corporation and three privately-held technology companies. Mr. Codd received a B.S. in Accounting from the University of California, Berkeley and an M.M. from the J.L. Kellogg Graduate School of Management (Northwestern University).

The Board of Directors recommends a vote FOR the election of all four nominees listed above and for any additional director named by the Board, as discussed under “General” above. Unless marked to the contrary, proxies received will be voted FOR the election of all four nominees listed above and for any additional director named by the Board, as discussed under “General” above.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 2003 STOCK OPTION PLAN

In October 2003, the Board of Directors adopted the Adept Technology, Inc. 2003 Stock Option Plan, referred to in this proxy statement as the 2003 Stock Option Plan, which was approved by Adept shareholders in January 2004. In April 2004, the Board of Directors approved an amendment to the 2003 Stock Option Plan to increase the number of shares available for issuance thereunder to 400,000 (on a post-reverse split basis) shares of common stock, which was approved by Adept shareholders in November 2004. In August, 2005, the Board approved an amendment to the 2003 Stock Option Plan to increase the number of shares of common stock subject to options which may be granted to an individual during the course of the calendar year to 250,000 for purposes of compliance with Section 162(m) of the Internal Revenue Code, but no changes to the total number of shares authorized for issuance under the plan As of the record date, options to purchase 240,000 shares have been granted under the 2003 Stock Option Plan, including options granted subject to shareholder approval of this amendment.

The 2003 Stock Option Plan is currently Adept’s only equity compensation plan available for option grants to employees. As Adept has restructured its operations and expanded its management team, Adept has relied heavily upon the incentives available under its 2003 Stock Option Plan, making certain grants subject to shareholder approval of this amendment. One of Adept’s primary competitive assets is the quality of its employees, and Adept invests substantial resources to find, hire and develop its employees in a highly competitive market for talented people. Adept relies primarily on stock options to link compensation to shareholder value and, although various cash initiative plans have been established in the past, has only infrequently paid cash bonuses to its senior employees and officers in the last few years. The recently-completed reverse stock split reduced the permitted annual grant limit from 25,000 to 5,000 shares. Because Adept has used options as a primary means of incentive compensation, the Board of Directors considers the 2003 Stock Option Plan, and the ability to make option grants to key employees in excess of the currently permitted amount of 5,000 shares in a calendar year, to be critical to Adept’s ability to attract, retain and motivate its employees as Adept continues to grow.

As of September 23, 2005, Adept had              shares outstanding, and approximately 907,686 shares subject to outstanding options for employees (including those subject to shareholder approval of this proposal). The total number of shares authorized for issuance under the 2003 Stock Option Plan will remain unchanged, but only the size of option grants that can be made to an individual in a calendar year to permit appropriate incentive grants to new hires and key employees. Compliance with Section 162(m) of the Internal Revenue Code requires shareholder approval of a plan which includes an aggregate annual limit as set forth in this proposal. If such shareholder approval is not obtained and certain other requirements are not satisfied, Section 162(m) of the Code would limit the deductibility of compensation payable by Adept for any taxable year to any individual serving as the chief executive officer of Adept at the end of the taxable year and for the individuals serving as officers of Adept or a subsidiary at the end of such year who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes to $1,000,000 for each such individual for each such year.

Vote Required

Approval of the amendment to the 2003 Stock Option Plan requires the affirmative vote of a majority of the shares represented and voting at the annual meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. Because the affirmative vote of a majority of the quorum is required, if the number of abstentions or broker non-votes results in the votes “for” the proposal not equaling at least a majority of the quorum, the proposal will not be approved. This will be the case even though the number of votes “for” the proposal exceeds the number of votes “against” the proposal.

The Board of Directors recommends a vote FOR adoption of the amendment to the Adept Technology, Inc. 2003 Stock Option Plan.

Summary of the 2003 Stock Option Plan, as Amended

The following is a summary of the 2003 Stock Option Plan, as amended, and is qualified in its entirety by reference to its full text.

Overview

The 2003 Stock Option Plan is designed to provide for the grant of stock options that qualify as incentive stock options, referred to as ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code, as well as stock options that do not qualify as incentive stock options, referred to in this proxy statement as non-qualified stock options or NQSOs, under Section 422 of the Code.

The 2003 Stock Option Plan has a number of special terms and limitations, including:

•	The exercise price for options must equal (or, in some cases, exceed) the stock’s fair market value on the date the option is granted;

•	The 2003 Stock Option Plan expressly provides that the number of shares of common stock authorized for issuance may not be increased and the exercise price of options granted under the plan may not be reduced without shareholder approval;

•	A total of 400,000 authorized shares (on a post-reverse split basis);

•	Options are generally subject to minimum vesting requirements, which generally provide for vesting over a four year period on a monthly basis in equal installments, subject to exceptions specified by the plan administrator for death or disability of the optionee, retirement of the optionee, termination for cause or other termination of the optionee, or upon a change of control; and

•	Shareholder approval is generally required for material amendments to the 2003 Stock Option Plan.

The 2003 Stock Option Plan has various provisions so that options may, but need not, qualify for an exemption from the “short swing liability” provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

Purpose

The purpose of the 2003 Stock Option Plan is to provide participants (Adept employees) with an increased economic and proprietary interest in Adept in order to encourage those participants to contribute to the success and progress of Adept.

Eligibility

Options may only be granted to Adept’s or its subsidiaries’ current or prospective employees. Non-employee directors are not eligible to participate in the plan. As of the record date, employees of Adept and its subsidiaries eligible to participate in the 2003 Stock Option Plan constituted approximately 170 individuals.

Administration

The 2003 Stock Option Plan is administered by the Compensation Committee of the Board of Directors, although the Board may exercise any authority of the Committee under the 2003 Stock Option Plan in lieu of the Committee’s exercise thereof. The Compensation Committee may delegate certain administrative functions to other persons.

Subject to the express provisions of the 2003 Stock Option Plan, the Compensation Committee has broad authority to administer and interpret the 2003 Stock Option Plan, including, without limitation, authority to determine who is eligible to participate in the 2003 Stock Option Plan and to which of such persons, and when, options are granted; to determine the number of shares of common stock subject to options and the purchase price of such shares under an option; to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an option; to prescribe, amend and rescind rules and regulations relating to the 2003 Stock Option Plan; and to do all other things necessary or desirable in connection with the administration of the 2003 Stock Option Plan.

Stock Subject to the 2003 Stock Option Plan

The aggregate number of shares of common stock issued pursuant to all options granted under the 2003 Stock Option Plan may not exceed 400,000 (as adjusted for the reverse stock split; prior to the reverse sock split, this number had been 2,000,000). If this proposal is approved by the shareholders the aggregate number of shares of common stock subject to options granted pursuant to the 2003 Stock Option Plan during any calendar year to any one participant may not exceed 250,000 (versus the current allowance of 5,000) shares. References in the 2003 Stock Option Plan and in outstanding options to the number and type of shares or other securities subject thereto and generally, other references to numbers of shares in the 2003 Stock Option Plan are subject to anti-dilution provisions for reorganizations, reclassifications, dividends, or other distributions, stock splits, reverse stock splits, spin-offs or similar transactions, unless the terms of the transaction provide otherwise. The aggregate number of shares of common stock issued pursuant to the 2003 Stock Option Plan at any time may equal only the number of shares of common stock issued upon the exercise of options and not (i) returned to Adept upon cancellation, expiration or forfeiture of an award or (ii) delivered (either actually or by attestation) in payment or satisfaction of the exercise price or tax obligation with respect to an option.

Terms and Conditions of Options

Subject to the provisions of the 2003 Stock Option Plan and as discussed below, the Compensation Committee has discretion to determine the exercise price and vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the 2003 Stock Option Plan, as may be determined from time to time by the Compensation Committee.

Exercise Price. In no event may options be granted with an exercise price below 100% of the stock’s fair market value on the date of the grant. The Compensation Committee may not grant options with an exercise price of less than 110% of the stock’s fair market value on the date the Options are granted if the participant owns stock of Adept representing more than 10% of the combined voting power of all classes of stock of Adept.

Vesting. Except as otherwise required by the plan, unless the Compensation Committee provides otherwise, options granted under the 2003 Stock Option Plan become exercisable as to 25% of the options granted on the date which is one year after the date of the grant and as to 1/48th of the options granted each month thereafter (for a total of four year vesting).

Expiration. Options granted under the 2003 Stock Option Plan generally expire within one hundred twenty (120) months of the date of grant. Options that are intended to qualify as Incentive Stock Options (ISOs) under Section 422 of the Code, however, must expire within five years of the date of grant, if such options are granted to a participant who owns more than 10% of the combined voting power of all classes of stock of Adept.

Transferability, Payment and Other Provisions Applicable to Options. Options granted under the 2003 Stock Option Plan are nontransferable by the optionee other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime.

The Compensation Committee may permit the common stock purchased upon the exercise of any options granted under the 2003 Stock Option Plan, on an individual basis, to be paid for by cash or any other alternative means, including by an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, often referred to as a “same-day sale”. Without limiting the foregoing, Adept may extend a loan to the optionee (except for optionees who are also executive officers of Adept) to pay the exercise price and/or any taxes due in connection with the exercise of options, subject to the requirements of applicable law (including, without limitation, the applicable requirements of the Sarbanes-Oxley Act).

The Compensation Committee may provide that the shares of stock issued upon exercise of an option will be subject to additional conditions or agreements as the Committee in its discretion may specify before the exercise of the option, including conditions on vesting or the transferability of options, and forfeiture or repurchase provisions, subject to the option holder’s consent in certain circumstances.

Amendment and Termination

The 2003 Stock Option Plan provides that, unless approved by Adept’s shareholders, the 2003 Stock Option Plan may not be amended to: materially increase the maximum number of shares of common stock for which options may be granted under the 2003 Stock Option Plan or reduce (i.e., reprice) the exercise price of outstanding options. Subject to the foregoing limitations and except as otherwise required by law, the Board of Directors may periodically amend the 2003 Stock Option Plan without further shareholder approval. Unless earlier terminated by the Board, the 2003 Stock Option Plan will terminate on the tenth anniversary of its effective date.

Federal Income Tax Considerations

The 2003 Stock Option Plan provides for the issuance of both Incentive Stock Options (ISOs) and Non-Qualified Stock Options (NQSOs). The tax consequences of the grant and exercise of such options are identical to the tax consequences set forth under the subheadings “Incentive Stock Options”, “Nonqualified Stock Options”, and “Miscellaneous Tax Issues “, each under the heading “Tax Consequences of the 2005 Plan” below.

Participation in the 2003 Stock Option Plan

The Compensation Committee has full discretion to determine the timing and recipients of any option grants under the 2003 Stock Option Plan and the number of shares subject to any such options, subject to an annual limitation on the total number of Options that may be granted to any participant of 250,000 shares assuming adoption of this proposal.

2003 Stock Option Plan Benefits

As of the date of this proxy statement, options to purchase 244,000 shares of Adept common stock have been granted under the 2003 Stock Option Plan, as indicated in the table below. Pursuant to the terms of the 2003 Stock Option Plan, no options have been, or may be, granted to the non-employee directors or director nominees of Adept. As of September 23, 2005, the closing price of a share of our common stock was $            .

Because the Compensation Committee has full discretion to grant options under the 2003 Stock Option Plan and the value of options may vary, it is not possible as of the date of this proxy statement to determine future benefits and amounts that will be received by executive officers and employees under the 2003 Stock Option, except with respect to prior grants contingent on shareholder approval of this proposal, which are reflected in the table below.

Name and Position of 2003 Stock Option Plan Participant	Common Stock Subject to Options*
Robert H. Bucher, Chief Executive Officer and Chairman of the Board	160,000

Lee Blake, Vice President, Service Operations	0

John Dulchinos, Vice President, Robotics	0

Matthew J. Murphy, Vice President, Operations and Product Development	0

Robert R. Strickland, Chief Financial Officer	0

Executive Group	160,000

Non-Executive Director Group	0

Non-Executive Officer Employee Group	84,000

*	Includes grants made subject to shareholder approval of this proposal.

Adept recommends that shareholders vote FOR this proposal. The proxy will be voted FOR this proposal unless otherwise directed.

PROPOSAL THREE

APPROVAL OF 2005 EQUITY INCENTIVE PLAN

Background

Adept firmly believes that its long-term interests are best advanced by aligning the interests of its non-employee directors, officers and employees with the interests of its shareholders. Therefore, to attract, retain and motivate non-employee directors, officers and key employees of exceptional abilities, and in recognition of the significant contributions to the long-term performance and growth of the company made by these individuals, on June 16, 2005, the Board of Directors adopted, subject to shareholder approval, the Adept Technology, Inc. 2005 Equity Incentive Plan, referred to in this proxy statement as the 2005 Plan. Approval of the 2005 Plan will permit Adept to continue to use stock-based compensation and allow certain forms of performance-based cash bonuses to eligible employees. The provision of such compensation under the 2005 Plan, if the 2005 Plan is approved, will serve to align shareholder and employee interest and to motivate employees and others providing services to the Company or any subsidiary.

Adoption of the 2005 Plan will reduce the aggregate potential dilution under Adept’s equity compensation plans and provide Adept greater flexibility in structuring equity-based awards to attract, retain and compensate talented employees and officers. Adept has historically implemented its equity compensation arrangements for its executives and employees through its 2001 Stock Option Plan and its 2003 Stock Option Plan. All awards under these plans have been in the form of stock options. As of the record date, there were 653,000 shares subject to outstanding options under those two plans, with a weighted average exercise price of $7.29 per share, and a weighted average remaining term of 8.93 years. A total of 173,221 shares remain available for grant under those plans. In addition, as of the record date, 52,000 shares remain available for issuance under Adept’s 2004 Director Stock Plan and 8,000 shares were subject to outstanding options under that Plan with a weighted average exercise price of $5.50 per share and a weighted average remaining term of 9.46 years. The 2005 Plan authorizes the issuance of up to 400,000 shares of common stock, which is equal to 7% of Adept total shares outstanding and 5% of Adept’s total shares outstanding plus shares subject to Adept’s outstanding convertible note and warrants issued in its 2003 Financing.

Stock options are a centerpiece of Adept’s incentive compensation program for key employees. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of Adept. Approval of the 2005 Plan will permit Adept to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to Adept or any subsidiary.

The Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units and performance award units (including incentives that may be paid in cash). Adept expects in the near term to continue to primarily utilize stock options for equity-based compensation arrangements, but the 2005 Plan provides for a number of other equity-compensation arrangements that may be used by Adept based on changes in competitive practices and possible changes in accounting or tax treatment. Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) with respect to options and other awards by qualifying payments under the 2005 Plan as performance-based compensation.

In addition, the 2005 Plan prohibits various actions in the absence of shareholder approval, which include the following:

•	Granting stock options or stock appreciation rights at a price below market price on the date of grant.

•	Repricing a stock option or stock appreciation right.

•	Increasing the maximum number of shares for which awards may be granted or the individual annual award limitations under the 2005 Plan.

•	Changing the class of individuals eligible for the 2005 Plan.

•	Extending the term of the 2005 Plan.

Summary of Key Terms of the 2005 Plan

The following is a brief description of the 2005 Plan. The full text of this 2005 Plan is attached as Appendix B to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2005 Plan set forth in Appendix B.

Plan Term: June 16, 2005 to June 16, 2015, subject to stockholder approval of the 2005 Plan.

Award Types: Stock options, stock appreciation rights, restricted stock, restricted stock units and performance award units (including units which may be paid out in cash) (payable in cash or stock) may be awarded under the 2005 Plan.

Shares Authorized: 400,000. The number of shares considered issued under the 2005 Plan equals the number of shares issued upon exercise or settlement of an award and shall not include the number of shares returned to Adept upon cancellation, expiration or forfeiture of an award, and the number of shares delivered to Adept in payment or satisfaction of the purchase price, exercise price or tax withholding obligation resulting from an award. Shares issued under options or stock appreciation rights count against the shares available under the 2005 Plan on a one share for share basis.

Eligibility: Any current non-employee directors of Adept and its subsidiaries and any current or prospective officers or employees of Adept and its subsidiaries are eligible to receive awards under the 2005 Plan. The Plan Administrator determines which eligible participants will receive awards under the 2005 Plan. Adept expects that approximately 4 non-employee directors and 170 officers and employees currently would qualify to participate in the 2005 Plan and currently intends to use the 2005 Plan for employee grants, relying on the 2004 Director Plan for director option grants.

Administration: The 2005 Plan will be administered by the Compensation Committee of the Board of Directors or another committee of two or more directors as established by the Board of Directors (the “Administrator”). Under NASDAQ rules, if applicable, members of the Compensation Committee are required to satisfy NASDAQ’s standards for independence, subject to certain narrow exceptions. The Administrator may delegate various functions to subcommittees or certain officers of Adept. Subject to the provisions of the 2005 Plan, the Administrator has the power:

•	to prescribe, amend and rescind rules and regulations relating to the 2005 Plan and to define terms not otherwise defined therein;

•	to determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted and the timing of any such awards, and to grant awards;

•	to determine the terms and conditions of any awards granted, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board of Directors or the Administrator determine constitute a change of control), or other factors;

•	to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•	to prescribe and amend the terms of the agreements or other documents evidencing awards made under the 2005 Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to Adept by participants under the 2005 Plan;

•	to determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off or dividend (other than regular, quarterly cash dividends);

•	to interpret and construe the 2005 Plan, any rules and regulations under the 2005 Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of Adept; and

•	to make all other determinations deemed necessary or advisable for the administration of the 2005 Plan.

Individual Annual Award Limits: Shares issuable under all types of awards: 150,000; Amount payable under performance award units that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code: $400,000.

Stock Options: Under the terms of the 2005 Plan, the exercise price for stock options must equal the fair market value of Adept’s common stock on the date of grant and options may be for a term of no more than ten years. Otherwise, the Administrator has discretion to determine the number of shares subject to an option (subject to the 2005 Plan’s stated limit), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the 2005 Plan. Options granted under the 2005 Plan may be either incentive stock options qualifying under Code Section 422 (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Administrator, including in cash or by delivering to Adept the proceeds of shares of Adept’s stock issuable under an option. The 2005 Plan prohibits repricing stock options without stockholder approval.

Stock Appreciation Rights: A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of Adept’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the 2005 Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options, including the fact that the 2005 Plan prohibits repricing stock appreciation rights without stockholder approval.

Restricted Stock and Restricted Stock Units: Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and/or other conditions as are specified by the Administrator. The Administrator has discretion to determine the terms of any restricted stock award, including the number of shares subject to a restricted stock award (subject to the 2005 Plan’s stated limit), and the period over which restricted stock or restricted stock units may vest and the price (if any) paid for restricted stock or restricted stock units.

Performance Award Units: The 2005 Plan authorizes the grant of performance award units pursuant to which a participant may become entitled to receive an amount payable in cash or stock, based on satisfaction of certain performance criteria. The Administrator has discretion to determine the terms of any performance award unit, including the maximum amount payable (subject to the 2005 Plan’s stated limit), the performance period and criteria (which criteria may be based on financial performance and/or personal performance evaluations) and level of achievement versus those criteria, the timing of any payment, restrictions on the transfer of a performance award unit prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the 2005 Plan. The Administrator may specify a percentage of the target performance award unit intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) using “Qualifying Performance Criteria” described below.

New Plan Benefits. As of the date of this proxy statement, no awards have been made under the 2005 Plan. The benefits that will be awarded or paid under the 2005 Plan are not currently determinable. As of September 23, 2005, the closing price of a share of our common stock was $            .

Qualifying Performance Criteria: The Administrator may establish performance criteria and levels of achievement versus such criteria that shall determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

Qualifying Performance Criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either Adept as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Administrator in the award:

•	cash flow (before or after dividends)

•	return on operating revenue

•	stock price

•	return on equity

•	total stockholder return

•	return on capital (including return on total capital or return on capital employed)

•	return on assets or net assets

•	market capitalization

•	economic value added

•	debt leverage (debt to capital)

•	revenue or revenue growth

•	income or net income

•	operating income

•	operating profit or net operating profit

•	operating margin or profit margin

•	earnings per share (including earnings before interest, taxes, depreciation and amortization)

•	cash from operations

•	operating ratio

•	operating revenue

•	product sales (including new user sales)

•	customer service

The Administrator may appropriately adjust any performance evaluation under Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs; and

•	any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in Adept’s Forms 10-K or 10-Q for the applicable year.

Transferability: Unless provided otherwise by the Administrator, awards are generally only transferable (i) by a recipient’s last will and testament and by the applicable laws of descent and distribution, provided that, if Adept’s common stock is quoted on the NASDAQ National Market System or other national stock exchange, an award, other than an incentive stock option, may also be transferred (ii) pursuant to a domestic relations order or (iii) to any family member of the participant, to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners, with certain conditions. Each stock option or stock appreciation right will be exercisable during the participant’s lifetime only by the participant, the participant’s guardian or legal representative or an authorized transferee of the option or stock appreciation right as permitted pursuant to the 2005 Plan.

Change of Control: Under the 2005 Plan, the Administrator has discretion to provide that awards vest or are forfeited or expire upon a change of control and to define what events constitute a change of control.

Adjustments: In the event that the number of shares of common stock shall be increased or decreased through reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, the Administrator may, in its discretion, adjust the number and kind of shares granted under the 2005 Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards, the exercise price of outstanding stock options, and the number and kind of shares subject to the various limitations under the 2005 Plan.

Amendments: The Board of Directors may amend, alter or discontinue the 2005 Plan and the Administrator may amend or alter any agreement or other document evidencing an award made under the 2005 Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Adjustments” section) without the approval of the stockholders to:

•	Increase the maximum number of shares for which awards may be granted under the 2005 Plan;

•	Permit granting of stock options at less than fair market value;

•	Reduce the exercise price of outstanding options;

•	Extend the term of the 2005 Plan;

•	Change the class of individuals eligible for the 2005 Plan;

•	Otherwise amend the 2005 Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements, if applicable;

•	Increase the individual annual award limitations; and

•	Impair the rights of any award holder without his or her consent (unless the Administrator determines prior to any change of control that the amendment or alteration is required or advisable in certain situations).

Tax Consequences of the 2005 Plan

The following is a general summary of the United States federal income tax consequences to Adept and the participants resulting from the grant of awards under the 2005 Plan. This summary is based on the federal income tax laws that are in effect as of the date of this proxy statement, all of which are subject to change on a retroactive or prospective basis. The summary does not purport to be complete and does not discuss any tax consequences under state, local or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant’s individual circumstances. Adept urges the participant to consult his or her personal tax advisor regarding tax consequences of awards under the Plan.

Incentive Stock Options

No taxable income is recognized by a participant at the time of the grant of an incentive stock option (“ISO”). In addition, the participant will not recognize income for regular federal income tax purposes at the time of the exercise of an ISO. A participant may, however, be subject to alternative minimum tax upon the exercise of an ISO because the excess of the fair market value of the shares acquired upon the exercise of an ISO (referred to as the ISO Shares) over the exercise price must be included in “alternative minimum taxable income.” A participant’s basis in the ISO Shares for regular federal income tax purposes will generally be the price paid upon the exercise of the ISOs. Adept will not be entitled to a deduction at the time of the grant or the exercise of an ISO.

If the participant holds the ISO Shares for at least one year from the date of exercise and two years from the date the option was granted, referred to as the ISO holding period, the participant generally will realize long term capital gain or loss upon disposition of the ISO Shares. This gain or loss will generally be equal to the difference between the amount realized upon the disposition and the amount paid for the ISO Shares upon exercise. Also, if the participant disposes of the ISO Shares after the expiration of the ISO holding period, “alternative minimum taxable income” of the participant is reduced in the year of the disposition by the excess of the fair market value of the ISO Shares at the time of the exercise over the amount paid for the ISO Shares.

If a participant disposes of the ISO Shares prior to the expiration of the ISO holding period, referred to as a Disqualifying Disposition, the participant will have: (1) ordinary income in an amount equal to the lesser of (a) the sales price of the ISO Shares over the exercise price of the ISOs, and (b) the fair market value of the ISO Shares on the date of the exercise of the ISOs over that exercise price; (2) capital gain in amount equal to the sales price of the ISO Shares over the fair market value of the ISO Shares on the date of the exercise of the ISOs; and (3) capital loss in an amount equal to the excess, if any, of the exercise price of the ISO over the sales price of the ISO Shares.

In the event of a Disqualifying Disposition of the ISO Shares, Adept will be entitled to a deduction to the extent that the participant realized ordinary income as a result of such Disqualifying Disposition, subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a tax reporting obligation.

Nonqualified Stock Options

A participant will not recognize any taxable income when a NQSO is granted. The participant will generally recognize ordinary income upon the exercise of the option equal to the excess of (a) the fair market value of the shares received upon the exercise of the NQSO, which is referred to as “Option Shares”, (including any shares withheld to pay applicable withholding taxes) on the exercise date over (b) the purchase price paid for those shares. The ordinary income recognized by a participant will be subject to applicable tax withholding, including applicable income taxes, FICA, and FUTA. The holding period for the Option Shares generally will begin on the day after exercise.

Upon a subsequent sale or other disposition of the Option Shares, the participant will recognize gain or loss equal to the difference between the amount realized on such disposition and the participant’s basis in those shares. The participant’s basis in the Option Shares will be equal to the exercise price of the NQSO plus the amount of ordinary income recognized by the participant as a result of the exercise of the NQSO. Any gain or loss on the subsequent sale or disposition of the Option Shares generally will be treated as long-term or short-term capital gain or loss, depending on whether the holding period for the Option Shares exceeds one year at the time of the sale or other disposition. If the participant sells Option Shares that are acquired upon the exercise of options for an amount less than the participant’s tax basis in those shares, the capital loss on the sale generally will not offset the ordinary income resulting from the participant’s exercise of the options (except that the participant may use up to $3,000 of capital losses annually to offset ordinary income).

Adept generally will be entitled to a deduction in connection with a participant’s exercise of a NQSO or a participant’s receipt of restricted stock to the extent that the participant recognizes ordinary income, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

This discussion assumes that Option Shares acquired upon the exercise of NQSOs are not subject to vesting restrictions. In the event that the Option Shares are subject to vesting restrictions, the tax consequences of the exercise of the NQSOs will be the same as that described below under the caption “Restricted Stock”.

Stock Appreciation Rights: The grant of a stock appreciation right is generally not a taxable event for a participant. Upon exercise of the stock appreciation right, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Adept will be entitled to a tax deduction at the same time for the same amount. If the stock appreciation right is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year.

Restricted Stock Units: Grantees of restricted stock units do not recognize income at the time of the grant of such restricted stock units. However, when the restricted stock units are paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the units at such time, and Adept will receive a corresponding deduction.

Restricted Stock: The tax consequences of the receipt of restricted stock will vary depending on whether or not the participant makes an election under Section 83(b) of the Code (“Section 83(b) Election”) with respect to the restricted stock. If the participant makes a Section 83(b) Election with respect to the restricted stock, he or she generally will be taxed at ordinary income tax rates on the excess of the fair market value of the restricted stock acquired (determined without regard to the effect on value of any vesting restrictions) over the purchase price paid for such stock. If the participant does not make a Section 83(b) Election, he or she will be taxed at ordinary income tax rates as the restricted stock vests, and the amount of ordinary income for each share of restricted stock will equal the excess of the fair market value of the share of restricted stock on the date the share vests over the purchase price paid for the share. A participant’s holding period for the shares of restricted stock generally will begin on the date that the participant acquires the shares (assuming the participant makes a Section 83(b) Election) or the date the shares vest (assuming the participant does not make a Section 83(b) Election).

Performance Award Units

A participant will not have taxable income upon the grant of a contingent right to payment under a performance award unit. Rather, taxation will be postponed until an amount becomes payable under a performance award unit, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. Participants should consult their tax advisors regarding the requirements that must be satisfied in order for a deferral election to be deemed timely in light of the rules in Section 409A of the Internal Revenue Code.

The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, Adept will be entitled to a tax deduction at the same time and for the same amount.

Miscellaneous Tax Issues

Generally, Adept will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with the exercise of NQSOs or otherwise. The participant may be required to pay the withholding taxes to Adept or make other provisions satisfactory to Adept for the payment of the withholding taxes as a condition to the exercise of options.

Special rules will apply in cases where a participant pays the exercise or purchase price of the option or applicable withholding tax obligations by delivering previously owned shares of stock or by reducing the amount of shares otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a Disqualifying Disposition with respect to ISO Shares. Participants should consult their own tax advisors regarding the consequences of the payment of exercise price by delivering previously owned shares.

The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, Adept will be entitled to a tax deduction at the same time and for the same amount.

For the individual serving as the chief executive officer of Adept at the end of the taxable year and for the individuals serving as officers of Adept or a subsidiary at the end of such year who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by Adept and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” Adept expects that NQSOs and ISOs should qualify as performance-based compensation. The Administrator may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and performance award units in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Administrator will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Administrator will certify the extent to which the Qualifying Performance Criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum, is required to approve the 2005 Plan. Because the affirmative vote of a majority of the quorum is required, if the number of abstentions or broker non-votes results in the votes “for” the proposal not equaling at least a majority of the quorum, the proposal will not be approved. This will be the case even though the number of votes “for” the proposal exceeds the number of votes “against” the proposal.

The Board of Directors of Adept recommends a vote FOR the approval of the 2005 Equity Incentive Plan. Unless marked to the contrary, proxies received will be voted FOR approval.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of June 30, 2005, including options granted under the now-expired 1995 Director Option Plan and 1993 Stock Plan, as well as Adept’s 2001 Stock Option Plan, 2003 Stock Option Plan, 2004 Director Stock Option Plan, and 1998 Employee Stock Purchase Plan, referred to as the ESPP.

In October 2003, the Board of Directors amended the 1995 Director Option Plan and the 2001 Stock Option Plan to require shareholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under such plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	346,566	(1)	$23.84	723,995	(3)
Equity compensation plans not approved by security holders (2)	415,692		$7.28	11,695
Total	762,258		$14.81	735,690

(1)	Excludes purchase rights accruing under our 1998 Employee Stock Purchase Plan, for which remaining available rights are included in column (c).
(2)	Issued under our 2001 Stock Option Plan. The Board of Directors adopted the 2001 Plan in August 2001 and provided that 520,000 shares of common stock be reserved for issuance thereunder. Options under the 2001 Plan may be granted, as complies with applicable law, to employees either from time to time at the discretion of the Compensation Committee of the Board of Directors or automatically upon the occurrence of specified events, including, without limitation, reduction of at will employees’ salaries and the achievement of performance goals. The exercise price of the options is at 100% of the fair market value of Adept’s common stock on the date of the grant. Options generally vest over a time period generally consisting of monthly vesting in equal installments over a four year period. Options granted in 2001 for reduction of at will employees’ salaries vest in equal monthly increments over the salary reduction period. All stock options granted under the 2001 Plan have an expiration date of 10 years from the date of the grant. In October 2003, the Board amended the 2001 Plan to require shareholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under the plan.
(3)	Includes 338,966 shares available for issuance under the 1998 ESPP as of July 1, 2005. The aggregate number of shares of Adept common stock available for issuance under the 1998 ESPP is subject to an annual increase as of the first day of Adept’s fiscal year in an amount equal to the lesser of: (i) 120,000 shares, (ii) 3% of the common stock outstanding on the last day of the prior fiscal year, or (iii) a lesser amount as determined by Adept’s Board. At June 30, 2005, 3% of Adept’s outstanding shares was equal to approximately 184,114 shares, thus the authorized shares were increased by 120,000. Also includes 373,334 shares available for issuance at the end of fiscal 2005 under the 2003 Stock Option Plan and 2004 Director Stock Option Plan, but excludes shares issuable under the 2005 Equity Incentive Plan proposed for adoption hereunder.

PROPOSAL FOUR

AMENDMENT OF ARTICLES TO INCREASE TOTAL NUMBER OF AUTHORIZED SHARES

The Board of Directors approved in August 2005, and is recommending to the shareholders for approval at the annual meeting, an amendment to Article III of Adept’s Restated Articles of Incorporation, as amended, to increase the number of shares of capital stock, no par value, which Adept is authorized to issue from 15,000,000 to 20,000,000, of which 1,000,000 shares will be preferred stock and 19,000,000 shares will be common stock. This proposal is referred to elsewhere in this proxy statement as the “Common Stock Authorization Increase.” The Board determined that this amendment is advisable and should be considered at the annual meeting. The full text of the proposed amendment to the Restated Articles of Incorporation is included below. Adept is currently authorized to issue 1,000,000 shares of preferred stock, and the proposed amendment will not affect this authorization.

Purpose and Effect of Proposed Increase

Adept currently has 14,000,000 shares of authorized common stock. As of the record date, Adept has approximately              shares of common stock issued and outstanding. Adept has reserved for issuance approximately 1,639,466 shares in connection with its outstanding convertible note and warrants. In addition, Adept has approximately 1,671,175 shares reserved for issuance pursuant to stock option plans and its employee stock purchase plan.

The proposed amendment would increase the number of shares of common stock Adept is authorized to issue from 14,000,000 to 19,000,000. The additional 5,000,000 shares of common stock would be a part of the same existing class of common stock, and, if and when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding. The Board believes it is desirable to increase the number of shares of common stock Adept is authorized to issue to provide Adept with adequate flexibility in the future with respect to the issuance of its common stock for general corporate purposes, including payment of stock dividends, stock splits or other recapitalizations, acquisitions, equity financings and grants of stock options, and with respect to the establishment of reserves for uses including employee incentive programs. The Board has no present arrangements, agreements, commitments or understandings with regard to the issuance of the proposed additional shares other than current commitments associated with reserves identified in the preceding paragraph, which can be effected even if this proposal were not approved.

In the past, Adept has completed acquisitions using its common stock as consideration for the purchase and has granted options to employees of the acquired companies. Adept may issue shares of common stock in connection with other acquisitions in the future. In addition, depending on market conditions and Adept’s needs over time, Adept may in the future issue equity securities to raise additional capital.

The proposed amendment to Article III would permit the issuance of additional shares, at the discretion of the Board, up to the new maximum authorization. If the Board deems it to be in the best interests of Adept and its shareholders to issue additional shares of common stock in the future, the Board will not generally seek further authorization by vote of the shareholders, unless such authorization is otherwise required in a specific case by law or by the listing requirements of NASDAQ or any other exchange on which Adept’s common stock is quoted. The Board believes it is prudent for Adept to have this flexibility. The holders of common stock are not entitled to preemptive rights. Accordingly, the issuance of additional shares of common stock will have the effect, under certain circumstances, of diluting the ownership, earnings per share, and voting right of shareholders.

The proposed increase in the number of shares of common stock that Adept is authorized to issue is not intended to inhibit a change in control of Adept. The Board is aware, however, that an increase in the number of authorized but unissued shares of common stock could discourage, or make more difficult, efforts to obtain control of Adept. We could use the increased number of authorized shares to frustrate persons attempting to gain control of Adept that would otherwise pay an above-market premium favored by a majority of stockholders. For example, the Board could privately place shares with purchasers who may side with the Board in opposing a hostile takeover or issue securities that would dilute the stock ownership of persons seeking to obtain control of Adept. Several shareholder groups own a significant amount of Adept’s outstanding stock, and this proposal is not directed towards, nor resulting from any agreement or understanding with, such holders. There are certain provisions in our bylaws and articles of incorporation (as well as in the bylaws and certificate of incorporation that will govern in the event that the proposed reincorporation in Delaware is approved by the shareholders and consummated) that also could have an anti-takeover effect, in particular the ability to grant shares of our preferred stock, which may be convertible into common stock. The Board is not aware of any pending or threatened efforts to acquire control of Adept and is not recommending this proposal as part of an anti-takeover strategy.

Amendment of Restated Articles of Incorporation

If this proposal is approved, a Certificate of Amendment will be filed with the Secretary of State of the State of California amending Adept’s Restated Articles of Incorporation by deleting the first and second paragraphs of Article III in their present form and substituting new paragraphs of Article III in the following form:

A. The corporation is authorized to issue 20,000,000 shares of its capital stock, which shall be divided into two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”.

B. The total number of shares of Common Stock that the corporation is authorized to issue is 19,000,000 and the total number of shares of Preferred Stock that the corporation is authorized to issue is 1,000,000.

Note, however, if Proposal Five—Adept’s proposed reincorporation from California to Delaware—is approved and such reincorporation is completed, then the above-referenced Certificate of Amendment will not be filed with the Secretary of State of the State of California. Rather, the increased authorization will be reflected in the references to the higher numbers of authorized shares of capital stock and common stock set forth in the first paragraph of Article IV of the form of Certificate of Incorporation of Adept Technology, Inc., a Delaware corporation, which paragraph is as follows:

(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is twenty million (20,000,000) shares, each with a par value of $0.001 per share. Nineteen million (19,000,000) shares shall be Common Stock and one million (1,000,000) shares shall be Preferred Stock.

The form of Delaware Certificate of Incorporation is set forth in its entirety at Appendix C. This proposal is independent of Proposal Five and, in the event that Proposal Five is not approved, the increase in authorized shares will be accomplished by filing the Certificate of Amendment to the Restated Articles of Incorporation of Adept cited above.

Voting

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the proposed amendment. If the amendment is not approved by the shareholders, Adept’s Restated Articles of Incorporation, as amended, which currently authorize the issuance of 15,000,000 shares of capital stock, consisting of 14,000,000 shares of common stock and 1,000,000 shares of preferred stock, will continue in effect, or, if the reincorporation proposed in Proposal Five is approved and the reincorporation is completed, those same amounts of authorized stock will be reflected in the Delaware Certificate of Incorporation, the form of which is set forth at Appendix C.

The board recommends a vote “FOR” the amendment of Adept’s Restated Articles of Incorporation to increase authorized shares from 15,000,000 to 20,000,000, including an increase in Adept’s authorized common stock from 14,000,000 to 19,000,000. Unless marked to the contrary, proxies received will be voted FOR the amendment.

PROPOSAL FIVE

REINCORPORATION FROM CALIFORNIA TO DELAWARE

For the reasons set forth below, the Board of Directors believes that the best interests of Adept and its shareholders will be served by changing the state of incorporation of Adept from California to Delaware, referred to in this proxy statement as the “Reincorporation Proposal”. In proposing the reincorporation, the Board has purposefully set the proposed certificate of incorporation and bylaws so that they retain certain features of the existing articles of incorporation and Bylaws of Adept even for items not compelled by Delaware law, and otherwise include provisions commonly maintained by companies incorporated in Delaware and friendly to shareholders to maximize management efficiency, maximize value for Adept and preserve shareholder rights.

Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related appendices, before voting on the Reincorporation Proposal. Throughout this Proxy Statement, the term “Adept California” refers to the existing California corporation and the term “Adept Delaware” refers to a wholly-owned Delaware subsidiary of Adept California and the proposed successor to Adept California.

Principal Reasons for Reincorporation

The Board of Directors believes that any direct benefit that Delaware law provides to a corporation indirectly benefits the shareholders, who are the owners of the corporation. The Board believes that there are several reasons why a reincorporation to Delaware is in the best interests of Adept and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

•	greater predictability, flexibility and responsiveness of Delaware law to corporate needs;

•	enhanced ability of Delaware corporations to attract and retain qualified independent directors; and

•	more certainty regarding indemnification and limitation of liability for directors.

Predictability, Flexibility and Responsiveness of Delaware Law

As Adept’s Board of Directors considered the 2003-2004 management restructuring, improved financial health of the company, its reverse stock split and potential relisting of the Company’s common stock on the Nasdaq Stock Market, its continued focus on enhanced corporate governance prompted Adept to explore reincorporating in the state of Delaware due to Delaware’s reputation for progressive principles of corporate governance. In comparing the corporate laws of California and Delaware, Adept noted that Delaware offers more comprehensive, flexible corporate laws that are responsive to the legal and business needs of corporations. Additionally, while Adept is currently unaware of any hostile attempts to acquire control of Adept, it believes that Delaware law is better suited than California law to protect shareholders’ interests in the event of an unsolicited takeover attempt. As Adept plans for the future, the Board and management believe that it is essential to be able to draw upon comprehensive, flexible corporate laws responsive to the current and future legal and business needs of Adept.

The Board of Directors and management also considered the following benefits of Delaware’s corporate legal framework in deciding to propose reincorporating in Delaware:

•	the Delaware General Corporation Law, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•	the Delaware General Assembly, which annually considers and adopts statutory amendments that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;

•	the Delaware Court of Chancery, which handles complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by any other court in the country, and the highly regarded Delaware Supreme Court;

•	the well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater predictability than most, if not all, other jurisdictions provide; and

•	the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware.

Enhanced Ability to Attract and Retain Directors

Adept has a relatively small market capitalization compared to many other publicly-traded companies, including companies in the industries in which Adept competes. In the view of the Board and the management, this results in Adept facing significant competition for qualified and experienced independent directors. The current corporate governance environment and the additional requirements under the Sarbanes-Oxley Act of 2002, SEC rules and NASDAQ rules place a premium on publicly-traded corporations having experienced independent directors. Accordingly, there is an increased demand for highly qualified independent directors. At the same time, the current environment has increased the scrutiny on director actions and the perception of increased liability of independent directors. As a result, the Board of Directors believes that fewer qualified persons are willing to serve as independent directors, particularly on boards of smaller public companies, and qualified directors are choosing to serve on fewer boards.

Although Adept has not yet experienced insurmountable difficulty in attracting and retaining experienced, qualified directors, as competition for qualified independent directors increases, directors will choose to join or remain with boards of directors of corporations with the most favorable corporate environment. The Board of Directors believes that reincorporation in Delaware will enhance Adept’s ability to attract and retain directors. The vast majority of public corporations are domiciled in Delaware. Not only is Delaware law most familiar to directors, Delaware law provides, as noted above, greater flexibility, predictability, and responsiveness to corporate needs and, as noted below, more certainty regarding indemnification and limitation of liability of directors, all of which will enable the directors to act in the best interest of Adept. As a result, the Board of Directors believes that the more favorable corporate environment afforded by Delaware will enable Adept to compete more effectively with other public companies, most of whom are already incorporated in Delaware, to retain Adept’s current directors and attract and retain new directors.

More Certainty Regarding Indemnification and Limitation of Liability for Directors

In general, both California and Delaware permit a corporation to include a provision in its charter which reduces or limits the monetary liability of directors for breaches of fiduciary duties with certain exceptions further discussed in “Limitation of Liability Compare and Contrast” below. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial and distracting to the directors and officers. It is Adept’s desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that Adept may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. In addition, enhanced protection of directors is expected to reduce the extent to which directors, due to the threat of personal liability, are inhibited from making business decisions which, though entailing some degree of risk, are in the best interests of Adept and its shareholders. Adept believes that, in general, Delaware law provides greater protection to directors than California law, and that Delaware case law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than California law. However, the shareholders should be aware that such protection and limitation of liability inure to the benefit of the directors, and the interest of the Board in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See “Indemnification and Limitation of Liability.”

Implementation of Reincorporation

The discussion contained in this Reincorporation Proposal is qualified in its entirety by reference to the form of Certificate of Incorporation of Adept Delaware, form of Bylaws of Adept Delaware, and form of Agreement and Plan of Merger (referred to as the Merger Agreement), copies of which are attached to this proxy statement as Appendices C, D and E, respectively.

Adept California’s capital stock consists of 14,000,000 authorized shares of common stock, no par value, of which              shares were issued and outstanding as of September 23, 2005, and 1,000,000 authorized shares of preferred stock, no par value, none of which were outstanding as of September 23, 2005. On the effective date of the reincorporation, Adept Delaware will have the same number of outstanding shares of common stock that Adept California had outstanding immediately prior to the effective date of the reincorporation. Included in this proxy statement is the Common Stock Authorization Increase proposal, the approval of which will result in an increase in the authorized shares to 20,000,000, including an increase in the authorized common stock to 19,000,000 shares.

If the Common Stock Authorization Increase and the Reincorporation Proposal are approved and the reincorporation is completed, Adept Delaware’s capital stock will consist of 19,000,000 authorized shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share, which will be consistent with maintaining adequate capitalization for the current needs of Adept. If the Common Stock Authorization Increase is not approved and the reincorporation is completed, Adept Delaware’s capital stock will consist of 14,000,000 authorized shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share, which reflects the current capitalization of Adept California. Adept Delaware’s authorized but unissued shares of common stock and preferred stock will both be available for future issuance.

The Reincorporation Proposal will be affected by merging Adept California into Adept Delaware (referred to as the Merger). Upon completion of the Merger, Adept California will cease to exist and Adept Delaware will continue the business of Adept under the name “Adept Technology, Inc.” Pursuant to the Merger Agreement, upon the effective date of the Merger, (1) each outstanding share of Adept California common stock, no par value, will automatically be converted into one share of Adept Delaware common stock, $0.001 par value; and (2) each outstanding option to purchase Adept California common stock, including options previously granted under Adept California’s 1995 Director Option Plan and 1993 Stock Plan, as well as options granted previously or in the future under Adept California’s 2001 Stock Option Plan, 2003 Stock Option Plan, 2005 Director Stock Option Plan, 1998 Employee Stock Purchase Plan, and 2005 Equity Incentive Plan, if approved by the shareholders (the “Stock Plans”), will automatically be assumed by Adept Delaware and will represent an option to acquire shares of Adept Delaware common stock on the basis of one share of Adept Delaware common stock for each one share of Adept California common stock and at an exercise price equal to the exercise price of the Adept California option. Each certificate representing issued and outstanding shares of Adept California common stock will represent the same number of shares of common stock of Adept Delaware, respectively, into which such shares are converted by virtue of the Merger. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF ADEPT CALIFORNIA TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF ADEPT DELAWARE. HOWEVER, SHAREHOLDERS MAY EXCHANGE THEIR CERTIFICATE IF THEY SO CHOOSE. Adept California intends to apply for the quotation of its common stock on the NASDAQ National Market. The Board believes that, after the Merger, if such application for quotation is accepted, Adept Delaware’s common stock will be traded on NASDAQ under the same symbol used by Adept California prior to the Merger. Until such time, Adept Delaware’s common stock will be traded on the OTCBB under the same symbol “ADEO.”

Under California law, the affirmative vote of holders of a majority of the outstanding shares of Adept’s common stock is required for approval of the terms of the Reincorporation Proposal. See “Required Vote.” The Reincorporation Proposal has been approved by Adept California’s Board of Directors, which unanimously recommends a vote in favor of such proposal. If approved by the shareholders, it is anticipated that the Reincorporation Proposal will become effective on a date, referred to as the Effective Date, as soon as practicable after the annual meeting. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Directors of either Adept California or Adept Delaware, circumstances arise which make it inadvisable to proceed otherwise.

Shareholders of Adept California will not have dissenters’ appraisal rights if the Reincorporation Proposal is approved by such shareholders. For a discussion of California’s appraisal rights generally, see “Significant Differences between the Corporation Laws of California and Delaware—Appraisal Rights.”

APPROVAL BY THE SHAREHOLDERS OF THE REINCORPORATION PROPOSAL WILL CONSTITUTE APPROVAL OF THE CERTIFICATE OF INCORPORATION AND BYLAWS OF ADEPT DELAWARE AND OF THE MERGER AGREEMENT IN SUBSTANTIALLY THE FORMS ATTACHED HERETO AS APPENDICES C, D AND E, RESPECTIVELY. APPROVAL BY THE SHAREHOLDERS OF THE REINCORPORATION PROPOSAL WILL ALSO CONSTITUTE APPROVAL OF THE ASSUMPTION BY ADEPT DELAWARE OF ADEPT CALIFORNIA’S EMPLOYEE BENEFIT PLANS AND STOCK PLANS.

No Change Will Be Made in the Name, Business or Physical Location of Adept

The Reincorporation Proposal will effect only a change in the legal domicile of Adept California and other changes of a legal nature, certain of which are described in this Proxy Statement. The reincorporation will NOT result in any significant change in the name, business, management, fiscal year, accounting, location of the principal executive offices, assets or liabilities of Adept California. The current directors of Adept California will continue as directors of Adept Delaware. All employee benefit plans of Adept California will be continued by Adept Delaware. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption by Adept Delaware of the Stock Plans and the options and other rights to purchase Adept California capital stock. Adept California’s other employee benefit arrangements will also be continued by Adept Delaware upon the terms and subject to the conditions in effect prior to the Merger.

Prior to the Effective Date of the Merger, Adept will seek to obtain any requisite consents to the Merger from parties with whom it may have material contractual arrangements. Assuming such consents are obtained, Adept California’s rights and obligations under such material contractual arrangements will continue and be assumed by Adept Delaware.

Anti-Takeover Implications

Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, which are designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed to prevent an unsolicited takeover attempt, and the Board of Directors is not aware of any present hostile attempt by any person to acquire control of Adept, obtain representation on the Board of Directors or take any action that would materially affect the corporate governance of Adept.

Certain effects of the Reincorporation Proposal may be considered to have anti-takeover implications. Section 203 of the Delaware General Corporation Law, from which Adept Delaware does NOT intend to opt out, restricts certain “business combinations” with “interested shareholders” for three years following the date that a person becomes an interested shareholder, unless the Board of Directors approves the business combination. For a detailed discussion of Section 203 of the Delaware General Corporation Law, see “Significant Differences Between the Corporation Laws of California and Delaware—Shareholder Approval of Certain Business

Combinations.” In addition, the Certificate of Incorporation and Bylaws of Adept Delaware vary in certain ways from the Articles of Incorporation and Bylaws of Adept California that may have anti-takeover implications. Most significantly, whereas the Bylaws of Adept California authorize cumulative voting in the election of directors, cumulative voting is not authorized under the Certificate of Incorporation and Bylaws of Adept Delaware. Cumulative voting may allow a minority shareholder or group of shareholders to elect at least one member of the board. The elimination of cumulative voting may therefore impede the efforts of a shareholder or group of shareholders attempting a hostile takeover to gain board representation. For a detailed discussion of cumulative voting, see “Significant Differences in the Charters and Bylaws of Adept California—Cumulative Voting”.

Shareholders should take note that there are certain provisions of the Certificate of Incorporation and Bylaws of Adept Delaware that may have the effect of inhibiting hostile takeovers and that exist in substantially the same form in the Articles of Incorporation and Bylaws of Adept California. For example, both the Certificate of Incorporation of Adept Delaware and the Articles of Incorporation of Adept California provide for blank check preferred stock, which allows the board to issue preferred stock with terms, provisions and rights that make more difficult, and therefore less likely, a hostile takeover.

After careful evaluation of Adept California’s anti-takeover profile, in light of the fact that Adept does not have a poison pill or a classified or staggered board and has charter provisions that allow shareholders to act by written consent and 10% shareholders to call special meetings, the Board concluded that Adept California has adopted very few anti-takeover mechanisms to protect Adept against undervalue unsolicited bids. Opting out of Section 203 of the Delaware General Corporation Law and retaining cumulative voting would further minimize the ability of Adept Delaware’s Board and management to negotiate takeover bids to achieve maximum value for the corporation and its shareholders. Currently, a significant percentage of Adept’s outstanding common stock is held by a small number of shareholders. As a result, a small number of shareholders may be able to render the requisite level of shareholder approval with respect to a transaction with terms acceptable to such shareholders that affects all shareholders of Adept. For this reason, maintaining the ability of the Board and management to represent the interests of all shareholders in the negotiation of takeover transactions is particularly important.

The Board of Directors believes that unsolicited takeover attempts can seriously disrupt the business and management of a corporation and may be unfair or disadvantageous to the corporation and its shareholders because:

•	a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices;

•	a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids; and

•	a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation’s stock, without affording all shareholders the opportunity to receive the same economic benefits.

By contrast, board-approved transactions can be carefully planned and undertaken at an opportune time to obtain maximum value for the corporation and its shareholders, with due consideration to matters such as capturing the value from longer term strategies, the recognition or postponement of gain or loss for tax purposes or possible advantages from a tax-free reorganization, the management and business of the acquiring corporation, the underlying and long-term values of assets, the possibilities for alternative transactions on more favorable terms, anticipated favorable developments in the corporation’s business not yet reflected in the stock price and equality of treatment of all shareholders.

Despite the belief of the Board of Directors as to the benefits to its shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that the Reincorporation Proposal enables the Board of Directors to resist a takeover or a change in control of Adept, the proposal could make it more difficult to change the existing Board of Directors and management.

Possible Disadvantages

Despite the unanimous belief of the Board of Directors that the Reincorporation Proposal is in the best interests of Adept California and its shareholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. Reincorporation of Adept in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. It should also be noted that the interests of the Board of Directors, management and affiliated shareholders in voting on the Reincorporation Proposal may not be the same as those of unaffiliated shareholders. As previously indicated, a significant amount of Adept’s common stock is currently held by a small number of shareholders. See the Table titled “Security Ownership of Certain Beneficial Owners and Management” below for more information regarding these shareholders. For a comparison of shareholders’ rights and the powers of management under Delaware and California law, see “Significant Difference in the Charters and Bylaws of Adept California and Adept Delaware” and “Significant Differences Between the Corporation Laws of California and Delaware.”

Significant Difference in the Charters and Bylaws of Adept California and Adept Delaware

With certain exceptions, the provisions of the Adept Delaware Certificate of Incorporation and Bylaws are similar to those of the Adept California Articles of Incorporation and Bylaws. The Board of Directors has purposefully set the proposed Adept Delaware Certificate of Incorporation and Bylaw provisions at a modest level, commonly maintained by companies incorporated in Delaware and friendly to shareholders. However, the Reincorporation Proposal includes the implementation of certain provisions in the Adept Delaware Certificate of Incorporation and Bylaws which may alter the rights of shareholders and the powers of management and reduce shareholder participation in certain important corporate decisions. These provisions may have anti-takeover implications and are described in detail below.

Approval by shareholders of the Reincorporation Proposal will constitute an approval of the inclusion in the Adept Delaware Certificate of Incorporation and Bylaws of each of the provisions described below. In addition, certain other changes altering the rights of shareholders and powers of management could be implemented in the future by amendment of the Certificate of Incorporation following shareholder approval and certain such changes could be implemented by amendment of the Bylaws of Adept Delaware without shareholder approval. For a discussion of such changes, see “Significant Differences Between the Corporation Laws of California and Delaware.” This discussion of the Certificate of Incorporation and Bylaws of Adept Delaware is qualified by reference to Appendices C and D attached to this proxy statement, respectively.

Change in Number of Directors

Delaware law permits corporations to provide in their certificate of incorporation that their boards of directors are empowered to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. Under California law, the directors can change the authorized number of directors if the shareholders have adopted a provision in the articles of incorporation or bylaws permitting the directors to fix their number, but only within the bounds of stated minimum and maximum numbers which have been approved by the shareholders. The Bylaws of Adept California provide for not less than four or more than seven directors and permit the exact number to be fixed within that range through a bylaw amendment duly adopted by the Board or the shareholders. Thus, without shareholder approval, the Board of Adept California can increase the number of directors to seven but not to any higher number. The Bylaws of Adept Delaware also provide for not less than four or more than seven directors. Unlike the Bylaws of Adept California, however, the Bylaws of Adept Delaware provide that the exact number of directors may be fixed from time to time exclusively by resolution of the Board (and on amendment of the Bylaws, a number outside of this range). The Board of Adept Delaware would therefore have the power to increase the number of directors, by resolution, to seven and, by amendment of the Bylaws (as authorized by Adept Delaware’s Certificate of Incorporation), to a number greater than seven, in either case, without shareholder approval. NASDAQ corporate governance rules require that the majority of the Board to be independent. As a practical matter, it would be difficult for the Board to dramatically increase its size beyond the current range and fill it with qualified, independent directors. If the Reincorporation Proposal is approved, all of the directors of Adept California will continue to serve as directors of Adept Delaware following the Merger.

Cumulative Voting

Under California law, any shareholder may cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so, except that corporations listed on the American or New York Stock Exchanges or with securities qualified for trading on the NASDAQ National Market may eliminate cumulative voting with shareholder approval. The Bylaws of Adept California expressly authorize cumulative voting. Under Delaware law, cumulative voting may be authorized in the certificate of incorporation. The Certificate of Incorporation of Adept Delaware does NOT provide for cumulative voting but provides instead for the election of directors by a plurality of the votes cast.

In an election of directors under cumulative voting, each share of voting stock is entitled to vote the number of votes to which such share would normally be entitled, multiplied by the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Cumulative voting may enable a minority shareholder or group of shareholders to elect at least one representative to the board. Without cumulative voting, the holders of a majority of the shares present at an annual meeting would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of a majority of the shareholders voting. Without cumulative voting, any director or the entire board of directors of a corporation may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

The Board of Directors believes that each director elected to the Board should represent the interests of all shareholders. The elimination of cumulative voting should help ensure that each director acts in the best interests of all shareholders, because shareholders holding a majority of the voting shares and voting in such elections will have the power to elect every director to be elected at any annual meeting. Shareholders should note that the elimination of cumulative voting may also have anti-takeover implications. In particular, in the absence of cumulative voting, a minority shareholder or group of shareholders attempting a hostile takeover would have a reduced capacity to elect a representative to the Board of Directors.

Filling Vacancies on the Board of Directors

Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if authorized by a corporation’s articles of incorporation or by a bylaw approved by the corporation’s shareholders. Adept California’s Articles of Incorporation and Bylaws do not authorize directors to fill vacancies created by removal of a director by the shareholders or court order. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation or Bylaws. The Certificate of Incorporation and Bylaws of Adept Delaware permit any such vacancies, including vacancies created by removal, to be filled by a majority of the Board of Directors, even if less than a quorum, or by a sole remaining director.

On the one hand, allowing only shareholders to fill a board vacancy created by director removal limits the ability of an incumbent board to fill the vacancy with candidates who may possess qualities that shareholders find objectionable. On the other hand, the requirement for shareholder action to fill a board vacancy can be costly both in terms of time and resources in practice. The Board believes that it is in the best interest of Adept and the shareholders for the Board to have the ability to fill a board vacancy as soon as possible after a vacancy is created for any reason. In filling any vacancies, the Board selects highly qualified, preferably independent, board members recommended to it by the Nominating and Corporate Governance Committee based on criteria determined by the Board. Furthermore, NASDAQ listing standards require a majority of the Board to be independent. Where shareholder approval is required, delays in shareholder action may jeopardize Adept’s listing qualifications. Possible delays in a shareholder meeting and the resulting prolonged board vacancy may also negatively impact the governance of Adept and the operation of the Board of Directors.

Shareholder Proposal Notice Provisions

There is no specific statutory requirement under California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals are subject to federal securities laws, which generally provide that shareholder proposals that the proponent wishes to include in Adept’s proxy materials must be received not less than 120 days in advance of the anniversary of the date on which the proxy statement was released in connection with the previous year’s annual meeting.

Both the Adept Delaware Bylaws and the Adept California Bylaws provide that for director nominations or shareholder proposals to be properly brought before an annual meeting, the shareholder must have delivered timely notice to the Secretary of Adept. The provisions of the Delaware and California Bylaws are the same with respect to the timeliness of such notice: To be timely, a shareholder proposal to be presented at an annual meeting shall be delivered to Adept’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 30 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting was first is made by Adept.

The Adept Delaware Bylaws also contain certain provisions respecting shareholder nominations of directors at special meetings of shareholders. Those Bylaws provide that, at any special meeting at which directors are to be elected pursuant to Adept’s notice of meeting, a stockholder may nominate a person or persons for election as director by timely notice delivered to the Secretary of Adept. To be timely, the notice must be delivered not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by the Board for election at such meeting. Neither the Adept California Bylaws nor California law contain such provisions respecting shareholder nominations of directors at special meetings.

Shareholder Power to Call Special Shareholders’ Meeting

Under California law and the Bylaws of Adept California, a special meeting of shareholders may be called by the board of directors, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. California law authorizes charter or bylaw provisions identifying additional persons who may call special meetings, though no such additional persons are identified in the Articles of Incorporation or Bylaws of Adept California. Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Although permitted to do so, the Bylaws of Adept Delaware do not eliminate the right of shareholders to call a special meeting; instead, to remain consistent with the Adept California Bylaws, the Adept Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

The Board has specifically set the threshold for the percentage of voting shareholders of record required to call a special meeting at ten (10%) percent, a level that the Board of Directors believes is designed to permit the shareholders to raise at a special meeting of shareholders any issue important to holders of a significant percentage of the voting stock, but also designed to eliminate the right to have shareholders meetings on proposals that do not have significant shareholders interest, and therefore protect against the expense of a shareholders meeting and the distraction to management when there is not significant interest in the matter being proposed.

Significant Differences Between the Corporation Laws of California and Delaware

The General Corporation Laws of California and Delaware differ in many respects. It is not practical to summarize all of such differences in this Proxy Statement, but certain principal differences beyond those discussed in “Significant Differences in the Charters and Bylaws of Adept California and Adept Delaware” that could materially affect the rights of shareholders include the following:

Dividends and Repurchase of Shares

Delaware law permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must, under certain circumstances, and may, under certain other circumstances, be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and including repurchases of its shares) unless either (1) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, (2) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets, as defined, would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under California law, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions and certain repurchases pursuant to employee stock plans.

While Adept does not pay cash dividends and currently intends to retain all available funds and any future earnings for use in the operation of its business and currently has no intention of initiating a stock repurchase program, Adept could consider, at some point in the future, to engage in a stock repurchase program, depending on market conditions, stock price and other factors. Under California law, repurchase programs are subject to certain restrictions that are not present in Delaware law. Consequently, if Adept were to remain a California corporation, in the future, it may be unable to implement a stock repurchase program, which generally returns value to shareholders, that would have been permissible under Delaware law.

Classified Board of Directors

Under California law, directors must generally be elected annually and, therefore, a classified board is not permitted. There is an exception, however, for corporations that are listed on the American or New York Stock Exchanges or that have securities qualified for trading on the NASDAQ National Market. A classified board is one on which the directors are subject to re-election on a rotating basis, not every year. Delaware law permits, but does not require, the adoption of a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office and with only one class of directors coming up for election each year. Shareholders should note that Adept is NOT proposing to implement a classified board.

Removal of Directors

Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. No director, however, may be removed (unless the entire board is removed) if the number of votes cast against the removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting similarly may be removed, with or without cause, by the holders of a majority of the outstanding shares entitled to vote. In the case of a Delaware corporation having cumulative voting, however, if less than the entire board is to be removed, a director may not be removed if the shares voted against such removal would be sufficient to elect the director under cumulative voting. A director of a Delaware corporation with a classified board of directors can be removed only for cause unless the charter documents otherwise provide. Without a classified board or cumulative voting, the Bylaws of Adept Delaware provide that any director may be removed, with or without cause, by the holders of a majority of the outstanding shares entitled to vote.

Interested Director Transactions

Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (1) either the shareholders or the Board of Directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of Board approval, the contract or transaction must also be “just and reasonable” (in California) or “fair” (in Delaware) to the corporation, or (2) the person asserting the validity of the contract or transaction can prove that such contractor agreement was just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, to shift the burden of proof on the validity of the contract by shareholder approval, the interested director would not be entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. To shift the burden of proof on the validity of the contract by Board approval, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if Board approval is sought to shift the burden of proof on the validity of the contract, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of Adept California might not be able to approve because of the number of interested directors could be approved by a majority of the disinterested directors of Adept Delaware, although less than a majority of a quorum. Neither Adept California nor Adept Delaware is aware of any plans to propose any transaction involving directors that could not be so approved under California law but could be so approved under Delaware law.

Shareholder Approval of Certain Business Combinations

Under Section 203 of the Delaware General Corporation Law (“Section 203”), certain “business combinations” with “interested shareholders” of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

For purposes of Section 203, the term “business combination” is defined broadly to include (1) mergers with or caused by the interested shareholder, (2) sales or other dispositions to the interested shareholder (except proportionately with the corporation’s other shareholders) of assets of the corporation or a subsidiary equal to ten percent (10%) or more of the aggregate market value of the corporation’s consolidated assets or its outstanding stock, (3) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested shareholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock), or (4) receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 does not apply if (1) prior to the date on which such shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder, (2) the interested shareholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him or her a 15% shareholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans, which do not permit employees to decide confidentially whether to accept a tender or exchange offer), or (3) on or after the date such person becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholder meeting by 66 2/3% of the voting stock not owned by the interested shareholder.

Section 203 only applies to certain publicly held Delaware corporations which have a class of voting stock that is (1) listed on a national securities exchange, (2) authorized for quotation on The NASDAQ Stock Market, or (3) held of record by more than 2,000 shareholders. If and when the common stock of Adept Delaware begins trading on the NASDAQ National Market or another national exchange, Section 203 will apply to Adept Delaware. A Delaware corporation to which Section 203 applies may elect not to be governed by Section 203. Adept Delaware does NOT intend to make such an election.

After careful evaluation of Adept’s anti-takeover profile, in light of the fact that Adept does not have a poison pill or a classified or staggered board and has charter provisions that allow shareholders to act by written consent and 10% shareholders to call special meetings, the Board concluded that Adept California has adopted very few anti-takeover mechanisms. Opting out of Section 203 of the Delaware General Corporation Law would further minimize the ability of the Board and the management to negotiate takeover bids to achieve maximum value for the corporation and all of its shareholders. The Board believes that an unsolicited takeover attempt may have a negative effect on Adept and its shareholders. Takeover attempts that have not been negotiated or approved by the Board of a corporation can seriously disrupt the business and management of a corporation and generally present the risk of terms that are less favorable to all the shareholders than would be available in a negotiated, board-approved transaction. By contrast, board-approved transactions can be carefully planned and undertaken at an opportune time to obtain maximum value for the corporation and its shareholders.

Section 203 has been challenged in lawsuits arising out of takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Delaware courts have consistently upheld the constitutionality of Section 203. Adept Delaware believes that so long as the constitutionality of Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with the Board of Directors of Adept Delaware. Section 203 also has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Adept Delaware in which all shareholders would not be treated equally. Shareholders should note that the application of Section 203 to Adept Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Adept Delaware’s shares over the then current market price. Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

Indemnification and Limitation of Liability

California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their charters and bylaws eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. Nonetheless, there are certain differences between the laws of the two states respecting indemnification and limitation of liability. In general, Delaware law is somewhat broader in allowing corporations to indemnify and limit the liability of corporate agents, which, among other things, supports Delaware corporations in attracting and retaining outside directors.

Limitation of Liability Compare and Contrast

The Certificate of Incorporation of Adept Delaware eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, directors’ monetary liability may not be eliminated or limited for (1) any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividend or unlawful stock purchase or redemption under Section 174 of the Delaware General Corporation Law, or (4) any transaction from which the director derived an improper personal benefit. In effect, then, , a director of Adept Delaware could not be held liable for monetary damages to Adept for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director so long as such gross negligence or lack of due care does not involve bad faith or a breach of his or her duty of loyalty to Adept. Under Delaware law, a limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve Adept Delaware or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

The Adept California Articles of Incorporation provide for the elimination of the liability of directors to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (6) interested transactions between the corporation and a director in which a director has a material financial interest, and (7) liability for improper distributions, loans or guarantees. Therefore, under California law, monetary liability may exist in circumstances where it would be eliminated under Delaware law.

The frequency of claims and litigation directed against directors and officers has expanded the risks facing directors and officers of corporations in exercising their duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. Specifically, the Board has noted that plaintiff attorneys frequently sue directors and executives for personal liability as a legal tactic to pressure them to agree to settlements of lawsuits that are not always in the best interest of Adept or its shareholders. Reducing these risks and limiting situations in which monetary damages can be recovered against directors would allow Adept to 1) continue to attract and retain qualified directors who otherwise might be unwilling to serve and 2) enable directors and management subject to frivolous shareholder suits to make the best decisions for Adept and its shareholders. Adept believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than California law. Adept believes that directors are motivated to exercise due care in managing Adept’s affairs primarily by concern for the best interests of Adept and its shareholders rather than by the fear of potential monetary damage awards. As a result, Adept believes that the Reincorporation Proposal should sustain the Board of Directors’ continued high standard of corporate governance without any decrease in accountability by directors and officers to Adept and its shareholders.

Indemnification Compared and Contrasted

Indemnification is permitted by both California and Delaware law, provided the requisite standard of conduct is met. California law requires indemnification when the individual has successfully defended the action on the merits, as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise.

Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by (a) a majority vote of disinterested directors (even though less than a quorum), (b) a committee comprised of and established by such disinterested directors (even though less than a quorum), (c) independent legal counsel in a written opinion if there are no such directors or such directors so direct, or (d) the shareholders that the person seeking indemnification has satisfied the applicable standard of conduct. Without requisite court approval, however, no indemnification may be made in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation.

California law generally permits indemnification of expenses, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by (a) majority vote of a quorum of disinterested directors, (b) independent legal counsel in a written opinion if such a quorum of directors is not obtainable, (c) shareholders, with the shares owned by the person to be indemnified, if any, not being entitled to vote thereon, or (d) the court in which the proceeding is or was pending upon application made by the corporation, agent or other person rendering services in connection with the defense, whether or not the application by such person is opposed by the corporation, that the person seeking indemnification has satisfied the applicable standard of conduct.

With respect to derivative actions, however, no indemnification may be provided under California law for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action that is settled or otherwise disposed of, or with respect to the defense of any person adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders without court approval. In addition, by contrast to Delaware law, California law requires indemnification only when the individual being indemnified was successful on the merits in defending any action, claim, issue or matter.

Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation’s purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s Articles of Incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. Adept California’s Articles of Incorporation permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law. Adept California’s Bylaws make indemnification of directors mandatory in cases where Adept California is permitted by applicable law to indemnify its directors. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy. Similar to Adept California’s Articles of Incorporation and Bylaws, the Bylaws and Certificate of Incorporation of Adept Delaware require indemnification to the maximum extent permissible under applicable law.

Adept California has entered into indemnification agreements with its directors and officers that provide indemnification to the fullest extent permitted by California law. If the Reincorporation Proposal is approved, in connection with the reincorporation, Adept directors and officers would be covered by a new form of indemnification agreement with Adept Delaware, which provides indemnification to the fullest extent permitted by current Delaware law and future Delaware law that expands the permissible scope of indemnification.

The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of Adept California occurring prior to the proposed reincorporation. Nevertheless, the Board has recognized in considering this proposal that the individual directors have a personal interest in obtaining the application of Delaware law to any indemnity and limitation of liability issues affecting them and Adept that may arise from future cases. The Board has recognized further that the application of Delaware law, to the extent that any director or officer is indemnified in circumstances where indemnification would not be available under California law, would result in expense to Adept which Adept would not incur if Adept were not reincorporated. The Board believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances Adept’s ability to attract and retain high quality directors and thus benefits Adept’s interests and those of its shareholders.

California and Delaware corporate law, the Adept California Articles of Incorporation and Bylaws and the Adept Delaware Certificate of Incorporation and Bylaws may permit indemnification for liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934. The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 may be contrary to public policy and, therefore, may be unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Inspection of Shareholders’ List and Books and Records

California law allows any shareholder to inspect the shareholder list, the accounting books and records, and the minutes of board and shareholder proceedings for a purpose reasonably related to such person’s interest as a shareholder. In addition, California law provides for an absolute right to inspect and copy the corporation’s shareholder list by persons who hold an aggregate of five percent or more of a corporation’s voting shares or who hold one percent or more of such shares and have filed a Schedule 14A with the Securities and Exchange Commission.

Delaware law also permits any stockholder of record, upon compliance with certain procedures, to inspect a list of stockholders and the corporation’s other books and records for any proper purpose reasonably related to such person’s interest as a stockholder, upon written demand under oath stating the purpose of such inspection. Delaware law, however, contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders.

Approval of Certain Corporate Transactions

Under both California and Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all the assets must be approved by the board of directors and by a majority of the outstanding shares entitled to vote. Under California law, similar board and shareholder approval is also required in connection with certain additional acquisition transactions. See “Appraisal Rights.”

Class Voting in Certain Corporate Transactions

Under California law, with certain exceptions, any merger, certain sales of all or substantially all the assets of a corporation and certain other transactions must be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights). Delaware law does not generally require class voting, except in connection with certain amendments to the certificate of incorporation that, among other things, adversely affect a class of stock.

Appraisal Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by agreement of the corporation and the shareholder or by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available to (1) shareholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, or (2) shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

The limitations on the availability of appraisal rights under California law are somewhat different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or the NASDAQ National Market generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Further, California law does not provide for appraisal rights if the shareholders of the corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization, equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Reincorporation Merger). Thus, appraisal rights are not available to shareholders of Adept California under California law with respect to the Reincorporation Proposal.

Delaware law does not provide shareholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its stock (1) in exchange for the assets of the business to be acquired, (2) in exchange for the outstanding stock of the corporation to be acquired, or (3) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. California law treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired.

Dissolution

Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initially approved by the board of directors may it be approved by the holders of a simple majority of the corporation’s shares. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority-voting requirement in connection with dissolutions. Adept Delaware’s Certificate of Incorporation contains no such supermajority-voting requirement, however, and the vote of the holders of a majority of the outstanding shares would be sufficient to approve a dissolution of Adept Delaware which had previously been approved by its Board of Directors.

Shareholder Derivative Suits

California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bond requirement.

Application of California General Corporation Law to Delaware Corporations

Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category (referred to in this discussion as “pseudo-California” corporations) if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors unless certain requirements are met, standard of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ appraisal rights and inspection of corporate records. See “Significant Differences between the Corporation Laws of California and Delaware.”

However, an exemption from Section 2115 is provided for corporations whose shares are listed on the New York Stock Exchange or the American Stock Exchange or whose shares are traded on the NASDAQ National Market. Adept intends to apply for quotation of its common stock on the NASDAQ National Market. If such application is accepted, following the proposed reincorporation, the common stock of Adept Delaware would continue to be traded on the NASDAQ National Market and, accordingly, it is expected that Adept Delaware would be exempt from Section 2115. If the application for quotation is not accepted, Adept will consider listing on the American Stock Exchange or other national stock exchange where the company may be eligible for listing.

Federal Income Tax Considerations

This discussion summarizes certain federal income tax considerations with respect to the Merger that are generally applicable to holders of Adept California capital stock who receive Adept Delaware capital stock in exchange for their Adept California capital stock in the Merger. This summary is for general information purposes only and does not purport to address all the federal income tax considerations that may be relevant to particular Adept California shareholders in light of their particular circumstances or who are subject to special treatment under the federal income tax laws (such as shareholders that are dealers in securities, foreign persons, or shareholders that acquired their shares in connection with a stock option plan or other compensatory transaction). Furthermore, no foreign, state or local tax considerations are addressed herein. This summary is based on current federal income tax law, which is subject to change at any time, possibly with retroactive effect. Accordingly, ALL ADEPT CALIFORNIA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

Subject to the limitations, qualifications and exceptions described herein, and assuming the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the following tax consequences generally should result:

(a)	No gain or loss should be recognized by an Adept California shareholder who exchanges all of such shareholder’s Adept California capital stock for Adept Delaware capital stock in the Merger;

(b)	The aggregate tax basis of the Adept Delaware capital stock received by an Adept California shareholder in the Merger should be equal to the aggregate tax basis of Adept California capital stock surrendered in exchange therefor; and

(c)	The holding period of the Adept Delaware capital stock received in the Merger should include the period for which the Adept California capital stock surrendered in exchange therefor was held, provided that the Adept California capital stock is held as a capital asset at the time of the Merger.

State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

Adept should not recognize gain or loss for federal income tax purposes as a result of the Reincorporation Proposal, and Adept Delaware should succeed, without adjustment, to the federal income tax attributes of Adept California.

Vote Required

Approval of the Reincorporation Proposal, which will also constitute approval of (1) the Certificate of Incorporation of Adept Delaware, the Bylaws of Adept Delaware and the Merger Agreement in substantially the forms attached as Appendices C, D and E, respectively and (2) the assumption of Adept California’s Stock Plans and outstanding stock options by Adept Delaware will require the affirmative vote of holders of a majority of the outstanding common stock of Adept California.

General

The Board believes that reincorporating Adept from California to Delaware will enhance Adept’s ability to attract and retain qualified independent directors and ensure sound corporate governance. As Adept plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance, such as those offered by Delaware law, in making legal and business decisions. Further, Adept believes that Delaware offers more predictable, flexible corporate laws that are responsive to the legal and business needs of corporations. In proposing the reincorporation, the Board of Directors has carefully evaluated Adept’s anti-takeover profile and balanced the relative rights of its shareholders and management in order to maximize management efficiency and maximize value for Adept and its shareholders. For the reasons set forth above, the Board of Directors believes that the best interests of Adept and its shareholders will be served by changing the state of incorporation of Adept from California to Delaware.

The board recommends a vote “FOR” the Reincorporation Proposal. Unless marked to the contrary, proxies received will be voted FOR the proposal.

PROPOSAL SIX

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP has audited Adept’s accounts for the fiscal year ended June 30, 2005. The Audit Committee of the Board of Directors has selected Ernst & Young LLP as independent auditors of Adept for the fiscal year ending June 30, 2006 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Shareholder ratification of the selection of Ernst & Young LLP as Adept’s independent auditors is not required by Adept’s bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Adept and its shareholders. A representative of Ernst & Young LLP is expected to be present at the annual meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

Ratification of the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2006 requires the affirmative vote of a majority of the shares represented and voting at the annual meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. Because the affirmative vote of a majority of the quorum is required, if the number of abstentions or broker non-votes results in the votes “for” the proposal not equaling at least a majority of the quorum, the proposal will not be approved. This will be the case even though the number of votes “for” the proposal exceeds the number of votes “against” the proposal.

The Board of Directors recommends that shareholders vote FOR the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2006. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Ernst & Young LLP.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee primarily assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting and financial reporting practices of Adept and reviewing the independence and performance of Adept’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Adept’s independent auditors are responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States.

During fiscal 2005, the Audit Committee met with Adept’s independent auditors to discuss the overall scope and plans for the fiscal 2005 year-end audit. In addition, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements as of and for the fiscal year ended June 30, 2005. The Audit Committee also reviewed and discussed the independent auditor’s evaluation of internal controls, and the results of the independent auditors’ examination of the financial statements, both with and without the presence of management.

In addition, the Audit Committee has discussed with the independent auditors their judgments as to the acceptability and quality of Adept’s accounting principles, and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Adept and its management. In addition, the Audit Committee has considered whether the independent auditors’ provision of other non-audit services to Adept is compatible with their independence. The Audit Committee did not identify any factors that would indicate the impairment of such independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the SEC. The Audit Committee also recommended the reappointment of Ernst & Young LLP as independent auditors of Adept and the Board concurred with such recommendation.

Respectfully submitted by the Audit Committee of the Board of Directors of Adept Technology, Inc. for the fiscal year ended June 30, 2005.

Ronald E.F. Codd, Chairman

Michael P. Kelly

Cary R. Mock

FEES BILLED TO ADEPT BY ERNST & YOUNG LLP DURING

FISCAL YEARS 2005 AND 2004

The following table presents fees billed to Adept for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2005 and June 30, 2004.

	Fiscal Year Ended June 30, 2005	Fiscal Year Ended June 30, 2004
	(in thousands)
Audit Fees (1)	$425,862	$410,400
Audit-Related Fees (2)	—	—

Audit and audit-related fees	425,862	410,400
Tax Fees (3)	—	7,269	(4)
All Other Fees	—	—

Total fees	$425,862	$417,669

(1)	Includes fees for the audit of Adept’s consolidated financial statements included in Adept’s Annual Report on Form 10-K, fees for the review of the interim condensed consolidated financial statements included in Adept’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Adept’s consolidated financial statements that are not reported under “Audit Fees.”
(3)	Includes fees for tax compliance, tax advice and tax planning.
(4)	Tax Fees for fiscal 2004 consisted of tax services performed relating to a former expatriate employee.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit and permissible non-audit services provided by Ernst & Young LLP prior to the engagement of Ernst & Young LLP with respect to such services. As the Audit Committee has not delegated any pre-approval authority, the Audit Committee has not adopted any specific pre-approval policies and procedures for delegates relating to the engagement of its independent auditors. None of the services described in the table above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The Audit Committee has determined that the fees for services rendered were compatible with maintaining Ernst & Young LLP’s independence from Adept.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Adept common stock held by:

•	each person known by Adept to beneficially own more than 5% of Adept’s outstanding common stock;

•	each director of Adept;

•	each of the executive officers of Adept named in the Summary Compensation Table below; and

•	all current directors and executive officers of Adept as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options or issuable upon conversion of convertible securities currently exercisable or exercisable within 60 days after the record date are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the principal address of each of the following persons is c/o Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551.

	Common Shares Beneficially Owned (1)
Beneficial Owner	Number	Percent
Jon D. Gruber and J. Patterson McBaine (2) c/o Gruber & McBaine Capital Management, LLC 50 Osgood Place San Francisco, California 94133	755,484	11.8%

Kopp Investment Advisors, LLC (3) 7701 France Avenue South, Suite 500 Edina, Minnesota 55435	539,305	8.7%

Austin W. Marxe and David M. Greenhouse (4) c/o Special Situations Funds 153 East 53rd Street New York, NY 10022	3,350,974	47.5%

State of Wisconsin Investment Board (5) 121 East Wilson St., 2nd Floor Madison, Wisconsin 53707	370,000	6.0%

Tri-Valley Campus I, LLC (6) 2755 Campus Drive, Suite 100 San Mateo, California 94403	600,000	8.9%

Lee Blake (7)	11,126	*

Robert H. Bucher (8)	70,625	1.1%

John Dulchinos (9)	46,018	*

Matthew J. Murphy (10)	33,291	*

Robert R. Strickland (11)	16,666	*

Ronald E.F. Codd (12)	5,745	*

Michael P. Kelly (13)	6,945	*

Robert J. Majteles (14)	1,833	*

Cary R. Mock (15)	7,545	*

All current executive officers and directors as a group (13 persons) (16)	223,297	3.6%

*	Less than 1%

This table is based upon information supplied by officers, directors and principal shareholders, and Schedules 13D and 13G filed with the SEC. Beneficial ownership of greater than five percent of Adept’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC except as noted below, while beneficial ownership of executive officers and directors is as of September 23, 2005. All numbers have been adjusted to reflect the one-for-five reverse stock split effective February 25, 2005.

(1)	Applicable percentage ownership for all shareholders other than Jon D. Gruber and J. Patterson McBaine (“Gruber and McBaine”), Austin W. Marxe and David M. Greenhouse (“Marxe and Greenhouse”), and Tri-Valley Campus I, LLC is based on 6,168,846 shares of common stock outstanding as of the record date together with options for the applicable shareholder currently exercisable or exercisable within 60 days after the record date. The number of shares outstanding for the calculation of percentage of ownership for Gruber and McBaine and Marxe and Greenhouse includes shares of common stock for which Gruber and McBaine or Marxe and Greenhouse, respectively, have the right to acquire beneficial ownership through conversion of warrants issued on November 18, 2003. The number of shares outstanding for the calculation of percentage of ownership for Tri-Valley includes shares of common stock for which Tri-Valley has the right to acquire beneficial ownership through conversion of a convertible subordinated note issued by Adept to Tri-Valley on August 6, 2003. See Note 2 below for more information regarding Gruber and McBaine; Note 4 below for more information regarding Marxe and Greenhouse; and Note 6 below for more information regarding Tri-Valley.
(2)	Reflects ownership as reported on Schedule 13G filed with the SEC on February 10, 2005, which was effected February 25, 2005, and as updated by GMCM to Adept. This figure represents shares beneficially owned by (i) Gruber and McBaine Capital Management, LLC (“GMCM”), a registered investment advisor, (ii) Jon D. Gruber, (iii) J. Patterson McBaine, (iv) Eric B. Swergold, (v) J. Lynn Rose and (vi) Lagunitas Partners. GMCM beneficially owns 670,851 shares of Adept common stock, has shared voting power and shared dispositive power over 670,851 shares. Mr. Gruber has beneficial ownership of 744,117 shares of Adept common stock, sole voting power and sole dispositive power over 73,266 shares and shared voting power and shared dispositive power over 670,851 shares. Mr. McBaine has beneficial ownership of 756,497 shares of Adept common stock, sole voting and sole dispositive power over 85,646 shares and shared voting power and shared dispositive power over 670,851 shares. Mr. Swergold beneficially owns 670,851 shares of Adept common stock and has shared voting power and shared dispositive power over 670,851 shares. J. Lynn Rose beneficially owns 670,851 shares of Adept common stock and has shared voting power and shared dispositive power over 670,851 shares. Lagunitas Partners beneficially owns 452,759 shares of Adept common stock and has shared voting power and shared dispositive power over 452,759 shares. Mr. Gruber and Mr. McBaine are the managers, controlling persons and portfolio managers of GMCM. Lagunitas Partners is an investment limited partnership of which GMCM is the general partner.
(3)	Reflects ownership as reported on Schedule 13F filed with the SEC on June 30, 2005 by Kopp Investment Advisors, LLC, or KIA. As set forth in KIA’s filing, this figure represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company, LLC, (iii) Kopp Holding Company and (iv) LeRoy C. Kopp individually and through his control over Kopp Holding Company, LLC, which is the sole owner of KIA, through Kopp Holding Company. KIA beneficially owns 539,305 shares of Adept common stock, has sole voting power over 245,705 shares, sole dispositive power over 114,000 shares and shared dispositive power over 425,305 shares.
(4)

Reflects ownership as reported on Schedule 13D/A filed with the SEC on June 10, 2005, and as updated by Marxe and Greenhouse to Adept. Marxe and Greenhouse beneficially own 3,350,974 shares of Adept common stock and warrants to purchase 888,890 shares of common stock which consists of: (i) 310,580 shares of common stock, and warrants to purchase 111,110 shares of common stock owned by Special Situations Cayman Fund, L.P.; (ii) 933,374 shares of Common Stock, and warrants to purchase 333,340 shares of common stock owned by Special Situations Fund III, L.P.; (iii) 610,190 shares of Common Stock, and warrants to purchase 222,220 shares of common stock owned by Special Situations Private Equity Fund, L.P.; (iv) 99,090 shares of Common Stock, and warrants to purchase 36,670 shares of common stock owned by Special Situations Technology Fund, L.P.; and (v) 508,850 shares of common stock and warrants to purchase 185,550 shares of common stock owned by Special Situations Technology Fund II, L.P. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. and the general partner of MGP Advisers Limited Partnership. MGP Advisers Limited Partnership serves as the general partner of and investment advisor to Special Situations Fund III, L.P. Marxe and Greenhouse are also members of MG Advisers L.L.C., the general partner of and investment advisor to Special Situations Private Equity Fund, L.P., and members of SST Advisers, L.L.C., the general partner of and investment adviser to Special Situations Technology Fund, L.P. and Special Situations Technology II, LP. Marxe and Greenhouse share voting and investment power over the shares owned by Special Situations Cayman Fund, L.P., Special Situations Funds III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., and Special Situations Technology Fund II, L.P.

(5)	Reflects ownership as reported on Schedule 13G/A filed with the SEC on February 8, 2005 by the State of Wisconsin Investment Board which beneficially owns 370,000 shares of Adept common stock, has sole voting and sole dispositive power over 370,000 shares.
(6)	Reflects beneficial ownership of 600,000 shares of Adept common stock which Tri-Valley has the right to acquire upon conversion of a three year, $3,000,000 convertible subordinated note issued by Adept in favor of Tri-Valley, on August 6, 2003, bearing an interest rate of 6.0% and a right to convert into common stock at an exercise price of $5.00 per share. Under the terms of the convertible subordinated note, Tri-Valley may elect at any time to convert all or any part of the outstanding principal balance of the convertible subordinated note into shares of Adept common stock and the resulting shares carry certain rights, including piggyback registration rights, participation rights and co-sale rights in equity sales by Adept. The principal balance of the convertible subordinated note is $3,000,000, convertible into 600,000 shares of Adept common stock if Tri-Valley were to elect to convert 100% of the principal balance into Adept common stock. Adept may elect to convert interest owing under the convertible subordinated note into common stock. To the knowledge of Adept, Tri-Valley does not have ownership of any outstanding shares of common stock at this time and currently has no voting power or dispositive power over any outstanding shares of Adept common stock. Upon any election by Tri-Valley to convert amounts owing under the convertible subordinated note into shares of common stock, Tri-Valley may be deemed to have sole voting power over the common stock issued pursuant to the conversion and sole dispositive power over the common stock issued pursuant to the conversion. In addition, Tri-Valley is wholly owned by its managing member, Tri-Valley Technology Park LLC, referred to as TVTP. By reason of its position as managing member of Tri-Valley, TVTP may be deemed to have beneficial ownership of, and sole voting power and sole dispositive power over the common stock issued pursuant to any election by Tri-Valley to convert amounts owing under the convertible subordinated note. Lehman Brothers Holdings, Inc., a public entity, by reason of their indirect interest in TVTP have voting and dispositive power over the common stock issued pursuant to any election by Tri-Valley to convert amounts owing under the convertible subordinated note. Lehman Brothers Holdings, Inc. disclaims beneficial ownership over any such stock except to the extent of its pecuniary interest therein.
(7)	Includes 7,666 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Blake joined Adept in April 2004 as Vice President, Service Operations.
(8)	Represents 70,625 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Bucher joined Adept as Chairman of the Board and Chief Executive Officer in November 2003.
(9)	Includes 33,212 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Dulchinos joined the sales department of Adept in 1987 and has served as Vice President, Robotics since June 2004.
(10)	Includes 31,912 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Murphy joined Adept in March 2001 as Vice President of Engineering. In March 2004, Mr. Murphy was appointed Vice President, Operations and Product Development.

(11)	Includes 16,666 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Strickland joined Adept in June 2004 as Vice President, Finance and Chief Financial Officer.
(12)	Includes 4,745 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Codd is a director of Adept.
(13)	Represents 6,945 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Kelly is a director of Adept.
(14)	Represents 1,833 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Majteles is a director of Adept.
(15)	Represents 7,545 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Mock is a director of Adept.
(16)	Includes 204,052 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Includes executive officers and directors as of the date of this proxy statement.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following Summary Compensation Table sets forth certain information regarding the compensation of Adept’s Chief Executive Officer for the fiscal year ended June 30, 2005 and the other four most highly compensated executive officers of Adept who earned at least $100,000 for the fiscal year ended June 30, 2005, referred to as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

	Fiscal Year	Annual Compensation (1)			Long-Term Compensation Awards	All other Compensation
Name and Principal Position		Salary		Bonus	Number of Securities Underlying Options
Robert H. Bucher Chief Executive Officer and Chairman of the Board (2)	2005 2004 2003	$ $	308,461 167,308 —	— — —	130,000 —		$343 —	(8)
Lee Blake Vice President, Service Operations (3)	2005 2004 2003	$ $	182,665 28,385 —	— — —	29,500 0 —	$ $	1,626 185 —	(7) (8)
John Dulchinos Vice President, Robotics (4)	2005 2004 2003	$ $ $	169,668 139,162 121,859	— — —	15,000 0 8,000	$ $ $	42,353 9,055 56,427	(7) (8) (9)
Matthew Murphy Vice President, Operations and Product Development (5)	2005 2004 2003		$246,092 185,712 143,966	— — 20,000	12,500 15,000 8,000	$ $ $	9,488 9,342 9,860	(7) (8) (9)
Robert R. Strickland Vice President, Finance and Chief Financial Officer (6)	2005 2004 2003		$221,108 — —	— — —	55,000 — —		$1,668 — —	(7)

(1)	Other than salary, bonus and all other compensation described in this table, Adept did not pay the Named Executive Officers any compensation, including incidental personal benefits that in the aggregate constituted an excess of 10% of the executive officer’s salary.
(2)	Mr. Bucher has served as Adept’s Chief Executive Officer and as Chairman of the Board of Directors since November 4, 2003.
(3)	Mr. Blake joined Adept in April 2004 as Vice President, Service Operations.
(4)	Mr. Dulchinos has been employed by Adept since 1987 and was appointed Vice President, Robotics in June 2004.
(5)	Mr. Murphy joined Adept in March 2001 as Vice President of Engineering. He was appointed Vice President, Operations and Product Development in March 2004.
(6)	Mr. Strickland joined Adept in June 2004 as Vice President of Finance and as Chief Financial Officer.
(7)	Other compensation for fiscal 2005 consists of (i) group term life excess premiums of $926 for Mr. Bucher, $1,625 for Mr. Blake, $324 for Mr. Dulchinos, $752 for Mr. Murphy, and $1,668 for Mr. Strickland, (ii) automobile allowance of $8,736 for Mr. Dulchinos, and $8,736 for Mr. Murphy, and (iii) housing allowance of $33,293 for Mr. Dulchinos. There were no matching contributions by Adept under its 401(k) Plan in fiscal 2005.
(8)	Other compensation for fiscal 2004 consists of (i) group term life excess premiums of $343 for Mr. Bucher, $185 for Mr. Blake, $319 for Mr. Dulchinos, and $606 for Mr. Murphy and (ii) automobile allowance of $8,736 for Mr. Dulchinos and $8,736 for Mr. Murphy. There were no matching contributions by Adept under its 401(k) Plan in fiscal 2005.
(9)	Other compensation for fiscal 2003 consists of (i) group term life excess premiums of $519 for Mr. Murphy and $307 for Mr. Dulchinos, (ii) automobile allowance of $8,736 for Mr. Dulchinos and $8,736 for Mr. Murphy, and (iii) housing allowance of $47,384 for Mr. Dulchinos. There were no matching contributions by Adept under its 401(k) Plan in fiscal 2003.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding Adept’s grant of stock options to the Named Executive Officers during the fiscal year ended June 30, 2005.

	Individual Grants
Name	Number of Securities Underlying Option Granted (2)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Robert H. Bucher (4)	—	—	—	—	—	—
Lee Blake	22,000	8%	$6.50	09/13/14	$89,931.93	$227,905.17
	7,500	3%	$5.50	03/09/15	$25,941.90	$65,741.88
John Dulchinos	10,000	4%	$6.50	09/13/14	40,878.15	$103,593.26
	5,000	2%	$5.50	03/09/15	17,294.60	43,827.92
Matthew Murphy	12,500	5%	$5.50	03/09/15	$43,236.61	$109,569.79
Robert R. Strickland	40,000	15%	$5.85	06/15/14	$147,161.34	$372,935.74
	15,000	6%	$5.50	03/09/15	$51,883.81	$131,483.75

(1)	Potential realizable value is based on the assumption that the common stock of Adept appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements of the SEC and do not reflect Adept’s estimates of future stock price growth.
(2)	Each of the option shares becomes exercisable as to 1/48th of the option each month with full vesting on the fourth anniversary of the date of grant.
(3)	Options were granted at an exercise price equal to the fair market value of Adept’s common stock on the date of grant.
(4)	Mr. Bucher was not granted options in fiscal 2005, but in August 2005, was granted options to purchase 160,000 shares of Adept’s common stock, including 50,000 shares which vest based upon certain performance criteria being met, such grants being subject to approval by Adept’s shareholders of the proposed amendment to the 2003 Stock Option Plan (Proposal Two).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information regarding the exercise of options in the last fiscal year by the Named Executive Officers and the value of options held by these individuals as of June 30, 2005.

	Shares Acquired on Exercise	Value Realized (1)	Number of Shares Underlying Unexercised Options at June 30, 2005		Value of Unexercised In- the-Money Options at June 30, 2005 (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert H. Bucher	—	—	50,208	79,792	$107,541	$170,459
Lee Blake	—	—	4,593	24,907	$8,046	$48,129
John Dulchinos	—	—	30,533	14,347	$52,798	$30,152
Matthew Murphy	—	—	28,112	23,280	$105,962	$81,939
Robert R. Strickland	—	—	10,937	44,063	$25,483	$106,267

(1)	Market value of Adept’s common stock at the exercise date minus the exercise price.
(2)	Market value of Adept’s common stock at June 30, 2005 minus the exercise price.

Employment Contracts, and Termination of Employment and Change-In-Control Arrangements

Adept has entered into an employment agreement with its new Chief Executive Officer, Robert H. Bucher, which agreement contains provisions that may be activated upon a change in control of Adept.

Bucher Employment Agreement

Adept entered into an employment agreement dated November 3, 2003, referred to in this proxy statement as the Employment Agreement, with Robert H. Bucher. The Employment Agreement provides, among other things, for Mr. Bucher’s employment as Chief Executive Officer at an initial base salary of $300,000 per year. Mr. Bucher was provided interim travel and relocation assistance including travel reimbursement of up to $4,000 per month, plus the difference between accumulated travel reimbursements and $50,000 upon Mr. Bucher’s relocation to the San Francisco Bay Area. Under the Employment Agreement, Mr. Bucher is also eligible to earn annual variable incentive compensation in an amount up to 100% of his base salary, subject to Mr. Bucher and Adept achieving certain individual and corporate performance goals determined by the Compensation Committee. Any amount of incentive compensation earned by Mr. Bucher becomes payable only upon Adept achieving a specified level of cumulative positive cash flow. The Employment Agreement also provided for the grant of a stock option for 120,000 shares of common stock under Adept’s 2001 Stock Option Plan, which was granted to Mr. Bucher on November 3, 2003. In addition, the Employment Agreement provided for the potential grant of a stock option for 10,000 shares of common stock under Adept’s 2001 Stock Option Plan upon the achievement of specific goals to be mutually determined by Mr. Bucher and the Compensation Committee, which was granted to Mr. Bucher on May 4, 2004. In the event of a change in control of Adept, as defined in the 2001 Stock Option Plan, in which the surviving entity does not offer Mr. Bucher employment in a substantially identical capacity as Mr. Bucher’s employment with Adept or one of its subsidiaries immediately prior to the change of control with substantially similar compensation to the compensation being paid to Mr. Bucher at the time of such change in control, Mr. Bucher will be granted a lump sum payment of six months’ base salary and vesting will accelerate as to 1/4th of the aggregate options granted to Mr. Bucher under the Employment Agreement (which is equivalent to an additional 12 months of vesting).

On March 9, 2005, the Board of Directors approved the increase of Mr. Bucher’s annual base salary to $340,000, effective April 2, 2005.

Compensation Committee Interlocks and Insider Participation

In fiscal 2005, the Compensation Committee consisted of Messrs. Codd, Kelly and Majteles. No member of the Compensation Committee is, or was during fiscal 2005, an officer or employee of Adept or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2005, an executive officer of another company whose board of directors has a comparable committee on which one of Adept’s executive officers serves.

Report of Compensation Committee of the Board of Directors

This Report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Adept specifically incorporates this information by reference into such filing.

The following is the Report of the Compensation Committee describing the compensation policies and rationales applicable to Adept’s executive officers with respect to the compensation paid to our executive officers for the fiscal year ended June 30, 2005.

General. The responsibilities of the Compensation Committee are to administer Adept’s various incentive plans, including the 2001 Stock Option Plan, 2003 Stock Option Plan, 2004 Director Stock Option Plan, and if

approved by the shareholders, the 2005 Equity Incentive Plan, collectively referred to as the Equity Plans, review and approve Adept’s benefit plans, and to set compensation policies applicable to Adept’s executive officers. The Committee’s fundamental policy is to offer Adept’s executive officers competitive compensation opportunities based upon the overall performance of Adept, the individual contribution of such officers to the financial success of Adept and market rates of compensation of executive officers at similarly situated technology companies. It is the Committee’s objective to have a substantial portion of each officer’s total compensation potential contingent upon Adept’s performance, as well as upon the officer’s own level of performance. Accordingly, each executive officer’s compensation package is generally comprised of three elements: (i) base salary, which is established primarily on the basis of individual qualifications, performance and market considerations, (ii) annual variable performance awards payable in cash and tied to Adept’s achievement of financial performance goals and the executive’s contribution to the achievement of those goals, and (iii) long-term stock-based incentive awards that are intended to strengthen the mutuality of interests between the executive officers and the shareholders.

Base Salary. Individual salaries are determined based on individual experience, performance and breadth of responsibility within Adept. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers’ salaries for relative competitiveness with similarly-situated companies. During Fiscal 2005, Adept hired or promoted several individuals to executive positions with the corporation, including its Vice President, Robotics; Vice President, Service Operations; Vice President, Business Development/General Manager Adept Canada; and Vice President, Europe .

Bonuses. The Compensation Committee sets new goals for each executive officer and Adept as a whole each fiscal year on the basis of past performance and objectives for the next fiscal year. The Board of Directors approved an executive bonus plan for fiscal 2005. Corporate and individual objectives are established for the eligible participants for each six-month period. The objectives are weighted 75% of such incentive potential determined by corporate performance and 25% of such incentive potential determined by individual performance. At the end of each six-month period, the CEO will present for approval by the Compensation Committee the payouts recommended by management for the eligible participants. Even if earned, bonuses cannot be paid unless Adept has positive cash flow (exclusive of financing activities or negative EPS) for the prior six month period after deducting such bonuses in full from that period’s cash flows. No cash awards were paid to executive officers under the plan in fiscal 2005.

The Board of Directors has also approved an executive bonus plan that establishes the cash bonus parameters for Adept’s executive officers for fiscal 2006. Eligible participants are entitled to receive a performance bonus, not to exceed $250,000, based on performance criteria approved by the Compensation Committee that are measured over the 2006 fiscal year. The plan is designed to provide a maximum performance bonus for fiscal 2006 of 45 to 50 percent of a participant’s base salary. Different bonus programs with different performance criteria apply to sales officers and non-sales officers (other than the CEO). The CEO’s performance bonus is determined based on the performance bonus amounts paid under the two programs. Performance bonus amounts determined as set forth above may be increased (but not in excess of $250,000) or decreased by the Compensation Committee subject to the terms of the plan. Eligible participants are also entitled to receive a discretionary bonus determined by the Compensation Committee.

Equity Plans. The Equity Plans are long-term incentive plans for Adept’s employees, executive officers and directors. These plans are intended to align shareholder and employee interests by creating a direct link between long-term rewards and the value of Adept common stock. The Compensation Committee believes that long-term stock ownership by executive officers and employees is an important factor in retaining valued employees and in achieving growth in share value. The options utilize vesting periods that encourage employees to continue in the employ of Adept. Because the value of an option bears a direct relationship to Adept’s stock price, the Compensation Committee believes that options motivate executive officers and employees to manage Adept in a manner which will benefit all shareholders.

The Equity Plans authorize the Compensation Committee to award stock options to employees at any time. The exercise price per share of each stock option is generally equal to the prevailing market price of a share of Adept common stock on the date the option is granted. The size of stock option grants is determined by a number of factors, including comparable grants to executive officers and employees of similarly situated companies, as well as the executive officer’s relative position and responsibilities with Adept, the individual performance of the executive officer over the previous fiscal year, the anticipated contribution of the executive officer to the attainment of Adept’s long-term strategic performance goals, the dilutive effect of the option grant, and, with respect to the 2001 Stock Option Plan only in certain cases, the amount of the salary reduction taken by the employee. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

CEO Compensation.

Compensation for the CEO is determined through a process similar to that discussed above for the other executive officers. The compensation of Mr. Bucher, Adept’s CEO, in 2005 consisted of base salary initially set at $300,000, bonus and stock options. Pursuant to his employment agreement with Adept and subject to an increase approved by the Board in March 2005, effective April 2005, Mr. Bucher’s base salary has been set at $340,000 per year. In addition, Mr. Bucher was eligible to earn a bonus for fiscal 2005, but as discussed above, no bonuses were granted to Mr. Bucher for fiscal 2005. The Board of Directors will periodically review Mr. Bucher’s base salary and bonus and revise his compensation based on the Board’s overall evaluation of his performance toward the achievement of Adept’s financial, strategic and other goals, with consideration given to his length of service and to competitive chief executive officer compensation information. Mr. Bucher was not granted options in fiscal 2005, but in August 2005, was granted options to purchase 160,000 shares of Adept’s common stock, including 50,000 shares which vest based upon certain performance criteria being met, such grants being subject to approval by Adept’s shareholders of the proposed amendment to the 2003 Stock Option Plan (Proposal Two).

Section 162(m). The Board of Directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to Adept’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the proxy statement, unless the compensation is performance-based. Adept has adopted a policy that, where reasonably practicable and likely for the Section 162(m) disallowance to be applicable, Adept will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m) if such provision is applicable.

Respectfully submitted by the Compensation Committee of the Board of Directors of Adept Technology, Inc. for the fiscal year ended June 30, 2005,

Ronald E. F. Codd

Robert J. Majteles

Cary R. Mock

STOCK PRICE PERFORMANCE MEASUREMENT GRAPH

The stock price performance graph set forth below assumes that $100 was invested on June 30, 2000 in Adept common stock and in The NASDAQ Stock Market U.S. Index and in a Peer Group Index, comprised of 12 companies in the robotics and vision systems industries, and that all dividends were reinvested.

The information set forth under this caption is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference into any filing by Adept under the Securities Act or under the Exchange Act, except to the extent that Adept specifically incorporates this information by reference into any filings.

	Cumulative Total Return
	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05
ADEPT TECHNOLOGY, INC.	$100.00	$21.18	$4.49	$0.94	$2.48	$3.49
NASDAQ STOCK MARKET (U.S.)	100.00	$55.50	$37.13	$31.63	$43.05	$43.54
PEER GROUP	100.00	$86.21	$65.65	$64.04	$78.93	$66.74

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ADEPT TECHONOLOGY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

*	$100 invested on 6/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

CERTAIN TRANSACTIONS

Certain Transactions

Overby Separation Agreement

Michael Overby served as Vice President of Finance and Chief Financial Officer of Adept until June 2004, at which time was appointed Vice President of Finance and Chief Accounting Officer. Incident to his separation from Adept, Mr. Overby and Adept entered into an agreement dated October 19, 2004, which set forth the termination of his employment with Adept effective September 30, 2004. The expiration date of 112,500 stock options held by Mr. Overby, granted in connection with Adept’s 2001 Salary for Options program, was extended from October 1, 2004 to October 1, 2007. In addition, Mr. Overby’s medical, dental, vision, life and certain other insurance coverage was continued through September 30, 2004, subject in part to extension or conversion at his own expense.

Tri-Valley Lease Restructuring

On August 6, 2003, Adept completed a lease restructuring with Tri-Valley Campus I, LLC, the landlord for our Livermore, California corporate headquarters and facilities who was not affiliated with Adept. Under the lease amendment, Adept was released of its lease obligations for two unoccupied buildings in Livermore and received a rent reduction on the occupied building from $1.55 to $1.10 per square foot for a lease term extending until May 31, 2011. In addition, the lease amendment carries liquidated damages in the event of default on the lease payments equivalent to one year of rent obligations on the original lease. In the event of Adept’s bankruptcy or a failure to make payments to the landlord within three days after a written notice from the landlord, a default would be triggered on the lease. Finally, under the lease amendment, Adept agreed to relocate once to another facility anywhere in the South or East Bay Area between San Jose and Livermore at the landlord’s option, provided that the new facility is comparable with Adept’s current facilities and upon providing Adept reasonable notice and paying Adept’s moving expenses. In connection with the lease restructuring, we issued a three year, $3.0 million convertible subordinated note due June 30, 2006 in favor of the landlord bearing an annual interest rate of 6.0%, which is subordinated to our credit facility with Silicon Valley Bank. Principal and interest are payable in cash, unless the landlord elects to convert the note into Adept common stock, in which case interest on the principal amount converted will be paid, at the election of Adept, in cash, by converting such interest into principal amount or by issuance of Adept common stock. The note is convertible at any time at the option of the holder into common stock at a conversion price of $5.00 per share and the resulting shares carry certain other rights, including piggyback registration rights and co-sale rights in certain equity sales by Adept or its management. Payment under the note will be accelerated in the event of a default, including the insolvency or bankruptcy of Adept, Adept’s failure to pay its obligations under the note when due, Adept’s default on certain material agreements, including the Livermore lease, the occurrence of a material adverse change with respect to Adept’s business or ability to pay its obligations under the note, or a change of control of Adept without the landlord’s consent. Adept continues to lease its Livermore facilities from Tri-Valley Campus I, LLC, and lease payments for fiscal 2006 are expected to be approximately $1.4 million.

Arrangements with Investors in 2003 Financing

On November 18, 2003, Adept completed an equity financing, referred to as the 2003 Financing, by several investors, including affiliates of Jon D. Gruber and J. Patterson McBaine and affiliates of Austin W. Marxe and David M. Greenhouse as detailed in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. Under the purchase agreement with the affiliates of Marxe and Greenhouse, referred to as the SSF Purchase Agreement, we sold an aggregate of 1,777,780 shares of common stock at a per share purchase price of $4.50 and warrants to purchase an aggregate of 888,890 of common stock at an initial per share price equal to $5.00. Under the purchase agreement with the affiliates of Gruber and McBaine, referred to as the Gruber Purchase Agreement, we sold an aggregate of 444,444 shares of common stock at a per share purchase price of $4.50 and warrants to purchase an aggregate of 222,222 of common stock at an initial per share price equal to $5.00, with substantially similar terms as the SSF Purchase Agreement.

Pursuant to the SSF Purchase Agreement (but not the Gruber Purchase Agreement), if SSF and the investors in the 2003 financing affiliated with SSF collectively beneficially own at least five percent of Adept’s outstanding common stock, Adept agreed to the designation by Special Situations Fund III, L.P., referred to as SSF, of one person for election to Adept’s Board of Directors, and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors. SSF and the Investors also have the right, pursuant to the SSF Purchase Agreement, to remove and replace such designee, and Adept has agreed thereunder to use its commercially reasonable efforts to effect any such removal and replacement. Pursuant to both purchase agreements, Adept also agreed to provide the investors with certain information rights, covenanted to take various actions, including registering the common stock and any shares issuable upon conversion of the warrants issued in the 2003 financing, and listing such shares and warrants shares if Adept’s shares are listed on an exchange or quotation system, and refraining from materially reducing its insurance. Adept also granted rights to indemnification generally for an 18 month period for its representations, warranties and covenants in the purchase agreements.

The warrants issued in the 2003 Financing expire on November 18, 2008. The number of shares issuable upon exercise and the per share exercise price of the warrants is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to certain exceptions, the per share exercise price of the warrants is also subject to weighted average antidilution adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect. The warrants are exercisable at any time prior to their expiration date by delivering the warrant certificates, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which Adept does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Adept in lieu of payment of the exercise price. Under limited circumstances, where the closing price of Adept common stock is at least $12.50, subject to any adjustment for stock splits and similar events, for 20 consecutive trading days during which a registration statement covering the warrant shares is effective for at least 15 days, Adept may call the cash exercise of the warrants. The call right is subject to a 30 day advance notice by Adept, which notice period shall be extended for a number of days equal to the number of days for which the registration statement covering the warrant shares is not effective.

Adept also entered into registration rights agreements with the investors in the 2003 financing, under which we were required to file, at our expense, a registration statement covering the common stock and warrant shares no later than 60 days after the closing of the 2003 financing. Adept has filed a registration statement with respect to such common stock and warrant shares, which was declared effective by the SEC in February 2004. Adept has certain rights to delay updating the registration statement or prospectus included in the registration statement during periods while we are in possession of material non-public information that would be required to be included in the prospectus, including during periods between the publication of our quarterly earnings information press release and filing of our quarterly or annual report, as applicable, with the SEC. Adept also has certain obligations to indemnify the investors in the 2003 financing for losses incurred by the investors in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Adept’s executive officers and directors, and persons who own more than ten percent of a registered class of Adept’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Adept with copies of all Section 16(a) forms they file. To Adept’s knowledge, based solely on a review of the copies of such reports furnished to us or written representations received from certain reporting persons, during the fiscal year ended June 30, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Shareholder Proposals and Nominations

In order for business to be conducted or nominations to be considered at the annual meeting, the business or nominations must be properly brought before the meeting. Under Rule 14a-8 of Regulation 14A of the Exchange Act, any shareholder intending to submit a proposal to Adept that qualifies for inclusion in Adept’s proxy statement and proxy relating to the annual meeting of shareholders to be held in 2006 must submit such proposal in writing to the secretary of Adept so that it is received by Adept no later than June 5, 2006 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Adept’s proxy statement or proxy.

Alternatively, under Adept’s bylaws, a proposal or nomination that the shareholder does not seek to include in Adept’s proxy statement pursuant to Rule 14a-8 must be submitted in writing to the Corporate Secretary of Adept at the principal executive offices of the corporation not later than the close of business on August 5, 2006 (the 90th day prior to the first anniversary of the preceding year’s annual meeting) nor earlier than the close of business on July 6, 2006 (the 120th day prior to the first anniversary of the preceding year’s annual meeting). If the date of the annual meeting of shareholders changes by more than 30 days from the date of the anniversary of the prior year’s annual meeting, shareholder nominations and proposals must be received by the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Nominations and proposals must include certain information concerning the nominee or the business proposed, as applicable, and the proponent shareholder’s ownership of Adept common stock. Nominations and proposals not meeting these requirements will not be entertained at the annual meeting. These requirements exist under Adept’s current bylaws as well as under the bylaws that will govern subsequent to the reincorporation in Delaware, if the reincorporation is approved by the shareholders and consummated. The bylaws that would govern after the reincorporation, however, require shareholder nominations and proposals to include, in addition to those items required under the current bylaws, the text of any proposal (including the text of any proposed resolutions or bylaw amendments) and certain representations of the proponent. The bylaws of Adept Delaware are attached as Appendix D.

If the shareholder does not also comply with the requirements of Rule 14a-4, Adept may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal or nomination submitted by a shareholder.

Other Matters

Adept knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Adjournment of the Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the proposal could not be approved unless the annual meeting was adjourned in order to permit further solicitation of proxies from holders of Adept common stock. Proxies that are being solicited by Adept’s Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the annual meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the annual meeting. A majority of the shares represented and voting at the annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

ANNUAL REPORT

A copy of Adept’s Annual Report for the fiscal year ended June 30, 2005 has been mailed to all shareholders entitled to notice of and to vote at the annual meeting, concurrently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

By Order of the Board of Directors

Robert R. Strickland Assistant Secretary

Dated: October 3, 2005

Appendix A

ADEPT TECHNOLOGY, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

(AS REVISED ON AUGUST 18, 2005)

I.	Purpose

The primary function of the Audit Committee (the “Committee”) is to represent and assist the Board of Directors of Adept Technology, Inc. (the “Company”) in fulfilling its oversight responsibilities by reviewing i) the integrity of the Company’s financial statements and other filings provided to shareholders and the SEC; ii) the effectiveness of the Company’s system of internal controls surrounding operations and compliance with laws and regulations; iii) the Company’s auditing, accounting and financial reporting processes and audits of the Company’s financial statements and iv) the Company’s outside auditor’s qualification, independence and performance. The Audit Committee’s primary duties and responsibilities consist of the following:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and system of internal controls established by management.

•	Select, appoint, and oversee the work of the Company’s independent auditors who shall report directly to the Audit Committee.

•	Review and evaluate the qualifications, performance and independence of the Company’s independent auditors at least annually.

•	Provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors.

•	Prepare the report that Securities and Exchange Commission rules require be included in the Company’s annual proxy statement

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an “independent” director as defined under the NASDAQ Stock Market rules and shall not have participated in the preparation of the Company’s financial statements at any time during the past three years. Each member of the Committee shall be financially literate as determined by the Board, and at least one member of the committee shall have accounting or related financial management expertise, both as provided in the NASDAQ rules. Annually, prior to filing the Company’s Annual Report on Form 10-K, the Board shall determine whether one member of the Audit Committee is an “audit committee financial expert” within the meaning of Item 401(h)(2) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve for a term of one year or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, members of the Committee may designate the Chair by majority vote of the full Committee membership.

III.	Meetings

The Committee shall meet as often as its Chairman may deem necessary or appropriate, but at least quarterly, or more frequently as circumstances dictate, either in person or telephonically. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee will meet in person periodically in separate sessions with each of management, the corporate controller, key accounting managers and the independent auditors.

The Committee shall report periodically to the Board of Directors. A majority of the members of the Audit Committee shall constitute a quorum.

IV.	Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

Financial Reporting Content

Activities

1.	Review the Company’s annual financial statements, annual and quarterly reports on Forms 10-K and 10-Q, and other financial information submitted to any governmental body, or the public, including any earnings press releases and financial information and earnings guidance, and any certification, report, opinion, or review rendered by the independent auditors. Recommend to the Board based on this review, whether the Company’s annual financial statements should be included in the annual report on Form 10-K.

2.	Review periodically with counsel any legal and regulatory initiatives, proposals and other matters that may have a material impact on the Company’s financial statements, compliance policies and programs.

3.	Discuss with management and the independent auditors (i) the matters required to be discussed by Auditing Standard No. 61 including the quality as well as the acceptability of the accounting principles applied in the financial statements; (ii) any new or changed accounting policies; (iii) significant estimates, judgments, and uncertainties; and (iv) accounting policies relating to significant financial statement items.

4.	Review with management and the independent auditors any significant matter identified as a result of the independent auditor’s interim review procedures prior to the filing of each Form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of this review.

5.	Review all off-balance sheet structures and transactions, any unusual or non-recurring transactions, and related party transactions impacting the financial statements of the Company with counsel and the independent auditors.

Independent Auditor Oversight

Activities

6.	Directly appoint, retain, compensate, evaluate, oversee and terminate the Company’s independent auditors (as further set forth in this Charter).

7.	Review and discuss with the independent auditors all significant relationships the accountants have with the Company to determine the auditors’ independence as required under Independent Boards Standard No. 1.

8.	Establish and maintain policies and procedures for the engagement of the Company’s independent auditors, which shall include pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by the independent auditors.

9.	Review the Audit Plan and related proposed Audit Scope with the independent auditors and financial management, the results of the annual audit examination and any accompanying management letters, any audit problems or difficulties and management’s response to such matters, and any reports of the independent auditors with respect to interim periods. In connection therewith, review and approve the fee estimates and other compensation to be paid to the independent auditors.

10.	Establish hiring policies for employees or former employees of the independent auditors in compliance with applicable law.

11.	Review, at least annually, the qualifications, performance of the independent auditors, including whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence and approve any proposed termination of the independent auditors when circumstances warrant.

12.	Review the activities, organizational structure, and qualifications of the internal audit department if established by the Company.

13.	At least annually, obtain and review a report by the Company’s independent auditors, which report shall describe: (a) the firm’s internal quality control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; (c) all relationships between the independent auditors and the Company; and (d) any other matters required to be included in a letter from the independent auditor pursuant to Independence Standards Board Standard No. 1.

Financial Reporting Processes and Internal Control Oversight

Activities

14.	Review and consider the independent auditors’ judgments about, the quality of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting.

15.	Review with the Chief Executive Officer and the Chief Financial Officer the procedures conducted in preparation of such officers’ certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 or any other certifications required by applicable law, including review of any significant changes in internal control over financial reporting, the adequacy and effectiveness of the Company’s internal controls and special audit steps adopted in light of any material control deficiencies, and review and discuss the Company’s disclosure controls and procedures.

16.	At such time as is appropriate to ensure compliance with applicable law, review with the independent auditor and management, the Company’s procedures to review and assess its internal control over financial reporting for purposes of preparing the “internal control report of management” as required pursuant to the Sarbanes-Oxley Act.

17.	Review and evaluate the Company’s practices with respect to risk assessment and risk management and internal controls and policies surrounding the safeguarding of assets including Investments, Fixed assets, and Other tangible and intangible assets.

Process Improvement

Activities

18.	Establish and maintain regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors, and accounting management.

19.	Review with the independent auditors and management the Management Letter including the findings and recommendations of the independent auditor together with management’s responses.

20.	Evaluate the performance of the Audit Committee and Review this Charter annually and recommend amendments or modifications to the Company’s Board of Directors as conditions dictate at any time in accordance with applicable law.

Ethical and legal compliance

Activities

21.	Review the Company’s Code of Business Conduct in conjunction with the Nominating and Corporate Governance Committee with a focus on accounting and audit matters, and the Company’s system to enforce this Code.

22.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies and investor communications policies.

23.	Unless otherwise completed by another independent body of the Board of Directors, review on an on-going basis, related parties transactions for potential conflict of interest situations, and approve transactions required to be disclosed in the Company’s proxy statement pursuant to Item 404 of Regulation S-K regarding “related party transactions.”

24.	Establish and maintain, as required by applicable law or listing standards, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, which procedures shall include a system for the confidential, anonymous submission by employees regarding questionable accounting, internal accounting controls and auditing matters.

V.	Outside Advisors

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Committee in the performance of its functions. The Company shall provide the Audit Committee with appropriate funding, as determined by the Committee, for the payment of compensation to the outside counsel, accountants, experts or other advisors employed by the Committee.

Appendix B

ADEPT TECHNOLOGY, INC.

2005 EQUITY INCENTIVE PLAN

1.    Purpose

The purpose of the Adept Technology, Inc. 2005 Equity Incentive Plan (the “Plan”) is to advance the interests of Adept Technology, Inc. (the “Company”) by stimulating the efforts of employees, officers and directors, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Performance Award Units, which may be paid in cash or stock or a combination thereof, as determined by the Committee.

2.    Definitions

As used in the Plan, the following terms will have the meanings set forth below:

(a) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award Unit granted to a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

(b) “Award Agreement” means a written agreement or other instrument as approved from time to time by the Committee implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

(ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

(v) A complete liquidation or dissolution of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(f) “Committee” has the meaning set forth in Section 3.

(g) “Company” means Adept Technology, Inc., a California corporation.

(h) “Director” means each member of the Board who is not an officer or employee of the Company or any Subsidiary.

(i) “Fair Market Value” on a date means the closing price per Share on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the Over-the-Counter Bulletin Board or such other market in which such Share prices are regularly quoted, unless the Committee provides otherwise.

(j) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(k) “Nonqualified Stock Option” means a stock option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 7.

(m) “Participant” means any individual described in Section 4 to whom the Committee grants or has granted Awards and any authorized transferee of such individual.

(n) “Performance Award Unit” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of performance criteria specified in the Award Agreement.

(o) “Plan” means Adept Technology, Inc. 2005 Equity Incentive Plan as set forth herein and as amended from time to time.

(p) “Qualifying Performance Criteria” and “Criteria” have the meaning set forth in Section 14(b).

(q) “Restricted Stock” means Shares granted pursuant to Section 9.

(r) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(s) “Retirement” shall have the meaning specified by the Committee in the terms of an Award or, in the absence of any such term, shall mean retirement from active employment with the Company or its Subsidiaries (i) at or after age 55 and with the approval of the Committee or (ii) at or after age 65. The determination of the Committee as to an individual’s Retirement shall be conclusive on all parties.

(t) “Shares” means shares of the Company’s common stock, no par value, subject to adjustment as provided in Section 13.

(u) “Stock Appreciation Right” means a right granted pursuant to Section 8 that entitles the Participant to receive, in cash, Shares or a combination thereof, an amount equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares when exercised, over (ii) the exercise price of the right, as established by the Committee when granted.

(v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that the Company directly or indirectly controls.

(w) “Total and Permanent Disablement” shall have the meaning set forth in Section 22(e)(3) of the Code. The determination of the Committee as to an individual’s Total and Permanent Disablement shall be conclusive on all parties.

3.    Administration

(a) Administration of the Plan. The Compensation Committee of the Board or another committee of two or more directors as established by the Board will administer the Plan (the “Committee”). Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or disqualify an Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

(b) Delegation of Authority by the Committee. The Committee may delegate to a subcommittee (a “Subcommittee”) composed of one or more officers of the Company (who may but need not be members of the Board) the ability to grant Awards and take the same actions as the Committee described in Section 3(c) or elsewhere in the Plan with respect to Participants who are not executive officers; provided, however, that the resolution authorizing the Subcommittee must specify the total number of Shares that may be subject to Awards granted by the Subcommittee pursuant to the delegated authority. Any Award granted by the Subcommittee will be subject to the form of Award Agreement approved in advance by the Committee. No officer who is a member of the Subcommittee may be granted Awards under the authority delegated to the Subcommittee. Any action by any Subcommittee within the scope of such delegation will be treated for all purposes as if taken by the Committee and references in this Plan to the Committee will include any such Subcommittee. The Committee may also delegate the administration of the Plan to one or more officers of the Company (each a “Plan Administrator”), and the Plan Administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards, maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, interpret and administer the terms of Award Agreements and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, subject to the Committee’s ultimate authority to administer and interpret the Plan.

(c) Powers of Committee. Subject to the express provisions of this Plan, the Committee will be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible under Section 4 to be granted Awards and the timing of Awards, if any, to be granted to such eligible persons; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change in Control), or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which may be different) and the terms of or form of any document or notice the Participants are required to deliver to the Company; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 13; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Determinations by the Committee. All decisions, determinations and interpretations by the Committee related to the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, will be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee will consider those factors as it deems relevant, in its sole and absolute discretion, to making any decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, the Company may implement such a grant, if the Committee so directs, by issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, the Subsidiary may issue the Award by and in its name and the Award will be deemed granted on the date determined by the Committee.

4.    Eligibility

The Committee may select any Director or person who is a current or prospective officer or employee of the Company or of any Subsidiary for the grant of Awards. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code.

5.    Effective Date and Termination of Plan

The Company’s Board adopted this Plan as of June 16, 2005 (the “Effective Date”), subject to approval of the Company’s shareholders. The Plan will remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Board may terminate the Plan at any time. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards previously granted and then in effect.

6.    Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The maximum aggregate number of Shares issuable pursuant to all Awards is 400,000. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards will be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 6(a), the aggregate number of Shares issued under this Plan at any time equals only the number of Shares actually issued upon exercise or settlement of an Award. Shares (i) subject to Awards that are canceled, expired, forfeited or settled in cash and (ii) that are delivered or deemed delivered to the Company in payment or satisfaction of the exercise price or tax withholding obligation of an Award will again be available for issuance pursuant to Awards granted under the Plan.

(c) Tax Code Limits. The maximum aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Participant is 150,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan is 400,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum amount payable pursuant to that portion of a Performance Award Unit granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code is Four Hundred Thousand ($400,000).

7.    Options

(a) Option Awards. The Committee may grant Options to Participants at any time prior to the termination of the Plan. No Participant will have any rights as a shareholder with respect to any Shares subject to Options until said Shares have been issued. Each Option will be evidenced by an Award Agreement. Options granted pursuant to the Plan may be different but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price. The Committee will establish the exercise price per Share of each Option, which, in no event will the purchase price be less than the Fair Market Value of a Share on the date of grant; provided, however, that if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of the Option must be at least 110 percent of the Fair Market Value of a Share on the date of grant; and provided further, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted if based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, withholding of Shares deliverable upon exercise or a combination thereof.

(c) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of an Option may not be reduced without shareholder approval.

(d) Vesting and Expiration of Options. Unless otherwise specified by the Committee, Options shall vest monthly following the grant date as to 1/48th of the Options granted (for a total of four year vesting) Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option may be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis, and the Committee may take into consideration any accounting consequences to the Company. Notwithstanding the foregoing, unless the Shares are quoted on the NASDAQ National Market or other national stock exchange, in the case of an Option granted to persons other than directors or officers of the Company, the Option’s vesting period shall be at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions including, without limitation, continued employment; provided, however, that in the case of an Option granted to officers of the Company or its affiliates, the Option shall vest at any time or during any period established by the Committee subject to the terms of this Plan and the Award Agreement. Each Option will expire within a period of not more than ten (10) years from the date of grant, subject to earlier expiration of an Option upon termination of service as specified in the Award Agreement.

(e) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant is a 10% Shareholder, the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, options designated as Incentive Stock Options will be ineligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months after of termination of employment (or such other period of time provided in Section 422 of the Code).

8.    Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7. The provisions of Stock Appreciation Rights do not need to be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan will be granted subject to the same terms and conditions applicable to Options as set forth in Section 7; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option will have the terms and conditions of such Option. Subject to the provisions of Section 7, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it deems appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination of both. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the exercise price of a Stock Appreciation Right may not be reduced without shareholder approval. Each Stock Appreciation Right will be evidenced by an Award Agreement.

9.    Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time before the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms, as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units will be evidenced by an Award Agreement. Unless the Committee determines otherwise, each Restricted Stock Unit will be equal to one Share. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan do not need to be identical, but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth herein.

(b) Contents of Award Agreement. Each Award Agreement will contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Restricted Stock or Restricted Stock Units, (vi) restrictions on the transferability of the Restricted Stock or Restricted Stock Units, and (vii) such further terms and conditions in each case not inconsistent with this Plan as may be determined by the Committee. Shares issued under a Restricted Stock or Restricted Stock Unit Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committees establishes, which may include Qualifying Performance Criteria or other Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based upon continued employment or the passage of time shall vest or be settled in full over a period determined by the Committee, and the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability or in connection with a Change in Control, and the Committee may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Restricted Stock or Restricted Stock Unit is granted.

(d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the Committee, to the extent specified in the Award Agreement, may reduce the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

(e) Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted under this Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f) Dividends and Distributions. Participants in whose name Restricted Stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Committee. Any such dividends or distributions will be automatically reinvested in additional Shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed. Shares underlying Restricted Stock Units will be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

10.    Performance Award Units

(a) General. Each Performance Award Unit Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to the performance criteria established for a performance period established by the Committee.

(b) Award Agreement. The terms of any Performance Award Unit will be set forth in an Award Agreement. Each Award Agreement evidencing an Performance Award Unit will contain provisions about (i) the target and maximum amount payable to the Participant as a Performance Award Unit, (ii) the performance criteria and level of achievement versus these criteria that will determine the amount of such payment, (iii) the term of the performance period as to which performance will be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Award Unit before actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case consistent with this Plan as the Committee may periodically determine.

(c) Performance Criteria. The Committee will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under a Performance Award Unit, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Performance Award Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Award Unit that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on the Qualifying Performance Criteria the Committee selects and specifies when the Performance Award Unit is granted.

(d) Timing and Form of Payment. The Committee will determine the timing of payment of any Performance Award Unit. Payment of the amount due under a Performance Award Unit may be made in cash or in Shares, as determined by the Committee.

(e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the Committee may, to the extent specified in the Award Agreement, reduce the amount paid under a Performance Award Unit on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

11.    Deferral of Gains

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of a Performance Award Unit. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(1)(B) of the Code.

12.    Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award will be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify before the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

13.    Adjustment of and Changes in the Stock

(a) In the event that the number of Shares increases or decreases through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then the Committee may appropriately adjust each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 6 to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The Committee may also adjust the terms of any outstanding Award as to price, number of Shares subject to such Award and other terms to reflect the foregoing events.

(b) In the event of any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares have been changed, or for which Shares have been exchanged, whether by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee will, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of a change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as Incentive Stock Options must comply with the requirements, provisions and restrictions of the Code.

(c) No right to purchase fractional shares will result from any adjustment in Awards pursuant to this Section 13. In case of any such adjustment, the shares subject to the Award will be rounded down to the nearest whole share. The Company will give notice of any adjustment made to each Participant, and such adjustment (whether or not notice is given) will be effective and binding for all purposes of the Plan.

14.    Qualifying Performance-Based Compensation

(a) General. The Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee will certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an Award intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” will mean any of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either quarterly, semi-annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as the Committee specifies: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total shareholder return, (vi) return on capital (including return on total capital or return on capital employed), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) product sales (including new user sales), or (xxi) customer service. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any performance evaluation under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year. For purposes of clarification and not limitation, at the discretion of the Committee, performance criteria employed pursuant to the Plan may also include items not constituting Qualifying Performance Criteria, or the Committee may appropriately adjust any performance evaluation of Qualifying Performance Criteria or such other criteria in a manner not consistent with Section 162(m) of the Code, provided that compensation may not be determined to be “performance-based compensation” pursuant to Section 162(m) of the Code.

15.    Transferability

Unless the Committee specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than (i) by will or the laws of descent and distribution, provided that, if the Shares are quoted on the NASDAQ National Market System or other national stock exchange, the Award may also be transferred (ii) pursuant to a domestic relations order or (iii) to any “family member” of the Participant (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the

Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, clauses (ii) and (iii) immediately above shall not be available with respect to Incentive Stock Options. Each Option or Stock Appreciation Right will be exercisable during the Participant’s lifetime only by the Participant, the Participant’s guardian or legal representative or an individual or an authorized transferee of the Option or Stock Appreciation Right as permitted pursuant to this Plan.

16.    Suspension or Termination of Awards

Except as otherwise provided by the Committee or by applicable law (including, without limitation, California law), if at any time (including after a notice of exercise has been delivered or an Award has vested) the Chief Executive Officer or any other person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 16 (which shall constitute “cause” for termination of employment or service), the Authorized Officer, Committee or Board of Directors may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, deliberate disregard of Company or Subsidiary rules, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee or by applicable law (including, without limitation, California law), (i) neither the Participant nor his or her estate nor transferee will be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Incentive Award lapse, or otherwise receive payment or Shares under any Award, and (ii) the Participant will forfeit all outstanding Awards. In making such determination, the Committee or an Authorized Officer may give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee. Any dispute by a Participant or other person as to the determination of the Committee must be resolved pursuant to Section 23.

17.    Compliance with Laws and Regulations

The grant, issuance, vesting, exercise and settlement of Awards under this Plan, and the obligation of the Company to sell, issue or deliver shares of such Awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company will not be required to register in a Participant’s name or deliver any shares before the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body, which the Committee will determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, the Company and its Subsidiaries will be relieved of any liability with respect to the failure to issue or sell such shares absent such requisite authority. No Option will be exercisable and no shares will be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such Stock Option or other Award is effective and current or the Company has determined that such registration is unnecessary. In the event that the Committee determines that the Company is prohibited from issuing shares in respect of an Award pursuant to the preceding sentence, the Committee may, in its sole discretion, provide for a cash payment to the holder of the Award in settlement thereof in lieu of the issuance of shares under the Award.

If an Award is granted to or held by a Participant employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

18.    Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant must satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of shares issued under an Incentive Stock Option, the vesting of or settlement of Shares or deferred units under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries will not be required to issue Shares, make any payment or to recognize the transfer or disposition of shares until the Participant satisfies such obligations. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering shares previously acquired.

19.    Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13, no such amendment will, without the approval of the shareholders of the Company:

(a) increase the maximum number of shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 7(a);

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring shareholder approval by applicable law or under the listing requirements of the NASDAQ National Market or other national stock exchange or other market in which Share prices are quoted; or

(g) increase the individual maximum limits in Section 6(c).

No amendment or alteration to the Plan or an Award or Award Agreement will be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent will be required if the Committee determines in its sole discretion and before the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

20.    No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence will not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.    Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.    Governing Law

This Plan and any agreements or other documents hereunder will be interpreted and construed in accordance with the laws of the State of California and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation will be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.    Arbitration of Disputes

If a Participant or other holder of an Award or person claiming a right under an Award or the Plan wishes to challenge any action of the Committee, the person may do so only by submitting to binding arbitration with respect to such decision. The review by the arbitrator will be limited to determining whether the Participant or other Award holder has proven that the Committee’s decision was arbitrary or capricious. This arbitration will be the sole and exclusive review permitted of the Committee’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration will be made in writing to the Committee within thirty (30) days after the applicable decision by the Committee. The arbitrator will be selected by mutual agreement of the Committee and the Participant. If the Committee and the Participant are unable to agree on an arbitrator, the arbitrator will be selected by the American Arbitration Association. The arbitrator, no matter how selected, must be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association. The arbitrator will administer and conduct the arbitration pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side will bear its own fees and expenses, including its own attorney’s fees, and each side will bear one half of the arbitrator’s fees and expenses; provided, however, that the arbitrator will have the discretion to award the prevailing party its fees and expenses. The arbitrator will have no authority to award exemplary, punitive, special, indirect, consequential, or other extracontractual damages. The decision of the arbitrator on the issue(s) presented for arbitration will be final and conclusive and any court of competent jurisdiction may enforce it.

24.    No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan will constitute an employment contract with the Company, any Subsidiary and/or its affiliates. This Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

25.    Financial Statements

To the extent required by applicable law, each Participant will receive a copy of the Company’s annual financial statements.

Appendix C

FORM OF

CERTIFICATE OF INCORPORATION

OF

ADEPT TECHNOLOGY, INC.

ARTICLE I

The name of this corporation is Adept Technology, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is [fifteen million (15,000,000)] [twenty million (20,000,000)] shares, each with a par value of $0.001 per share. [Fourteen million (14,000,000)] [Nineteen million (19,000,000)] shares shall be Common Stock and one million (1,000,000) shares shall be Preferred Stock.

(B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The number of directors of the Corporation shall be fixed from time to time pursuant to the Bylaws.

ARTICLE VI

In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

(A) Except as otherwise provided in the Bylaws, the Bylaws may be amended or repealed or new Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote generally in the election of directors. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

(B) Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the General Corporation Law of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE X

The Corporation shall have perpetual existence.

ARTICLE XI

(A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

(B) Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE XII

(A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

(B) Any repeal or modification of any of the foregoing provisions of this Article XII shall not adversely affect any right or protection of any such agent or other person existing at the time of, or increase the liability of any such agent or other person with respect to any acts or omissions of such agent or other person occurring prior to such repeal or modification.

ARTICLE XIII

The name and mailing address of the incorporator are as follows:

Jennie E. Crawford

c/o Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, CA 94304

Executed this 17th day of August, 2005.

Jennie E. Crawford, Incorporator

Appendix D

FORM OF

BYLAWS

OF

ADEPT TECHNOLOGY, INC.

(A DELAWARE CORPORATION)

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware determined by the Board of Directors. In the absence of such determination, stockholders’ meetings shall be held at the principal executive offices of the Corporation.

Section 2.2 Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year on a date and at a time determined by the Board of Directors. In the absence of such determination, the annual meeting of stockholders shall be held on the last Friday of October in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

Section 2.3 Special Meeting.

(a) A special meeting of the stockholders may be called at any time by the Board of Directors, or by the Chairman of the Board of Directors or the Chief Executive Officer or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

(b) If a special meeting is called by stockholders representing the percentage of the total votes outstanding designated in Section 2.3(a), the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally, or sent by registered mail or by facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4(a), that a meeting will be held at the time requested by the person or persons calling the meeting, [not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request]. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 2.4 Notice of Stockholders’ Meetings.

(a) Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law. Each such notice shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (“the Exchange Act”) and Section 233 of the DGCL.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally called, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(c) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after the meeting, and to the extent permitted by law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.5 Organization.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer, or in his or her absence, by a person designated by the Board of Directors, or in the absence of a person so designated by the Board of Directors, by a Chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 2.6 List of Stockholders. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be prepared by the Secretary or other officer having charge of the stock ledger and shall be open to the examination of any stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. Such list shall presumptively determine the identity of the stockholders entitled to vote in person or by proxy at the meeting and entitled to examine the list required by this Section 2.6.

Section 2.7 Quorum. At any meeting of stockholders, the holders of a majority in voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the Board of Directors, the Chief Executive Officer, the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.8, without notice other than announcement at the meeting, until a quorum is present or represented. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

Section 2.8 Adjourned Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned for any reason from time to time by either the Board of Directors, the Chief Executive Officer, the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.9 Voting.

(a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each holder of common stock of the Corporation shall be entitled to one (1) vote for each share of such stock held of record by such holder on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each holder of preferred stock of the Corporation shall be entitled to such number of votes, if any, for each share of such stock held of record by such holder as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock.

(b) At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all other corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter and where a separate vote by class or series is required, such act shall be authorized by the affirmative vote of the majority of shares of such class or series present in person or represented by proxy at the meeting.

Section 2.10 Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy, which may be in the form of a telegram, cablegram or other means of electronic transmission, signed by the person and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

Section 2.11 Notice of Stockholder Business and Nominations.

(a) Annual Meeting. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.11(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11(a).

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the DGCL. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, or as such rules may be amended or superseded and (y) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2.11(a) shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.11(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 2.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 2.11) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this Section 2.11, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.12 Action by Written Consent.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.12 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 2.12.

(b) Any electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section 2.12, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Except to the extent and in the manner authorized by the Board of Directors, no consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire writing.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner required by this Section 2.12.

Section 2.13 Inspectors of Election.

(a) Before any meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election to act at the meeting and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed an inspector.

(b) Such inspectors shall

(i) ascertain the number of shares outstanding and the voting power of each;

(ii) determine the shares represented at the meeting and the validity of proxies and ballots;

(iii) count all votes and ballots and consents;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.14 Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.15 Record Date for Determining Stockholders.

(a) For purposes of determining the stockholders entitled to notice of any meeting of stockholders or to vote thereat, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors does not so fix a record date, the record date for such determination shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of any meeting of stockholders or to vote thereat shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

(b) For purposes of determining the stockholders entitled to give consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board of Directors. If the Board of Directors does not so fix a record date, the record date for such determination, (i) when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation and (ii) when prior action by the Board of Directors is required by the DGCL, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) days prior to the time for such action. If the Board of Directors does not so fix a record date, the record date for such determination shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(d) Only stockholders of record at the close of business on a date determined in accordance with this Section 2.15 shall be entitled to notice and to vote, or to give consents, or to receive the dividend, distribution or allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of stock, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so determined, except as otherwise required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE III

DIRECTORS

Section 3.1 Powers. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and shall be exercised by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the Board of Directors shall consist of not fewer than four (4) nor more than seven (7) directors, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. With the exception of the first Board of Directors, which shall be elected by the incorporator, and except as provided in Section 3.3, directors shall be elected at the stockholders’ annual meeting in each year. Each director shall hold office until the next annual meeting and until such director’s successor is elected and qualified or until such director’s earlier death, disqualification, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.3 Vacancies.

(a) Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier death, disqualification, resignation or removal.

(b) The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

Section 3.4 Resignations and Removal.

(a) Any director may resign at any time by delivering his or her written resignation to the Corporation. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Corporation. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(b) Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority in voting power of all issued and outstanding stock entitled to vote at an election of directors.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors; provided that no fewer than one regular meeting per year shall be held. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least four (4) days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least forty-eight (48) hours prior to the time set for such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Notice of any meeting need not be given to a director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors. The Chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. If a quorum initially is present at any meeting of directors, the directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, upon resolution of at least a majority of the required quorum for that meeting prior to the loss of such quorum.

Section 3.9 Action by Written Consent Without A Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board of Directors consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 3.10 Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.11 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.11 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 3.12 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, disqualification, resignation, removal or increase in the number of members of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 4.2 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (regular meetings), Section 3.6 (special meetings), Section 3.7 (participation in meetings by conference telephone), Section 3.8 (quorum), and Section 3.9 (action by written consent without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Any committee or the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the government of such committee as such committee or the Board of Directors may deem proper.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of such offices may be held by the same person.

Section 5.2 Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time by delivering his or her written resignation to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Corporation, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 5.4 Chairman of the Board of Directors. The Chairman of the Board of Directors shall be deemed an officer of the Corporation, subject to the control of the Board of Directors, and shall report directly to the Board of Directors.

Section 5.5 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Chairman of the Board of Directors. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors.

Section 5.6 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 5.7 President. The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 5.8 Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 5.9 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 5.10 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 5.11 Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.12 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.13 Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.14 Action with Respect to Securities of Other Corporations. The Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary or any other person authorized by the Board of Directors or the Chief Executive Officer, or the President, or a Vice President is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 6.2 Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 6.3 Non-Exclusivity of Rights. The Corporation may enter into indemnification agreements with its directors and officers that provide for indemnification by the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or directors, provisions of the Certificate of Incorporation or these Bylaws or otherwise.

Section 6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL

Section 6.5 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an indemnitee or his or her successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Stock Certificates. There shall be issued to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates for such shares; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, pursuant to the DGCL, every holder of shares of the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any or all such signatures may be facsimiles. Any uncertificated shares with conformed signatures shall have the same persons named as are identified above with respect to certificated shares. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.3 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.4 Lost Certificates. The Corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5 Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

Section 7.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.7 Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of July of each year and end on the last day of June of the following year.

Section 8.2 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 8.3 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.4 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Section 8.5 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.6 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.7 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 8.8 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

ARTICLE IX

AMENDMENTS

Except as otherwise provided in these Bylaws, these Bylaws may be amended or repealed or new Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote generally in the election of directors; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

The foregoing Bylaws were adopted by the Board of Directors on August 18, 2005.

Appendix E

FORM OF

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER dated                     , 2005 (the “Agreement”) is entered into by and between Adept Technology, Inc., a Delaware corporation (“Adept-Delaware”), and Adept Technology, Inc., a California corporation (“Adept-California”). Adept-Delaware and Adept-California are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A. Adept-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of [20,000,000] [15,000,000] shares, $0.001 par value, of which [19,000,000] [14,000,000] shares are designated “Common Stock,” and 1,000,000 shares are designated “Preferred Stock.” All of the outstanding shares of Common stock of Adept-Delaware are held by Adept-California. The shares of Preferred Stock of Adept-Delaware are unissued and are undesignated as to series, rights, preferences, privileges or restrictions.

B. Adept-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 15,000,000 shares, no par value, of which 14,000,000 shares are designated “Common Stock,” and 1,000,000 shares are designated “Preferred Stock.” The shares of Preferred Stock of Adept-California are unissued and are undesignated as to series, rights, preferences, privileges or restrictions.

C. The Board of Directors of Adept-California has determined that, for the purpose of effecting the reincorporation of Adept-California in the State of Delaware, it is advisable and in the best interests of Adept-California and its shareholders that Adept-California merge with and into Adept-Delaware upon the terms and conditions herein provided.

D. The Board of Directors of Adept-California has adopted resolutions approving this Merger Agreement and the transactions contemplated hereby. A majority of the shareholders of Adept-California have approved this Merger Agreement and the transactions contemplated hereby.

E. The Board of Directors of Adept-Delaware has adopted resolutions approving this Merger Agreement and the transactions contemplated hereby. The sole shareholder of Adept-Delaware has approved this Merger Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Adept-Delaware and Adept-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

AGREEMENT

1.	MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the “DGCL”) and the California General Corporation Law (the “CGCL”), Adept-California shall be merged with and into Adept-Delaware (the “Merger”); the separate existence of Adept-California shall cease and Adept-Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware; Adept-Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation;” and the name of the Surviving Corporation shall be Adept Technology, Inc.

1.2. Filing and Effectiveness. The Merger shall become effective when the following actions have been completed:

(a) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware; and

(b) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the CGCL shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective is herein referred to as the “Effective Date”.

1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Adept-California shall cease and Adept-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Adept-California’s Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Adept-California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Adept-California in the same manner as if Adept-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the CGCL.

2.	CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Certificate of Incorporation of Adept-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of Adept-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of Adept-California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until such date as is otherwise provided by law, or by the Certificate of Incorporation and Bylaws of the Surviving Corporation.

3.	MANNER OF CONVERSION OF STOCK

3.1 Adept-California Common Stock. Upon the Effective Date of the Merger, each share of Adept-California Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

3.2 Adept-California Options, Convertible Securities and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the equity incentive plans and the options granted pursuant to thereto (including without limitation, the 2005 Equity Incentive Plan, 2004 Director Option Plan, 2003 Stock Option Plan, 2001 Stock Option Plan, 1998 Employee Stock Purchase Plan, and options granted pursuant to the 1995 Director Option Plan and 1993 Stock Plan) and all other employee benefit plans of Adept-California. Each outstanding and unexercised option or other right to purchase or security convertible into Adept-California Common Stock including, without limitation, the warrants to purchase Adept Common Stock, and convertible notes, shall become an option or right to purchase or a security convertible into the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock for each share of Adept-California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Adept-California option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of Adept-California. A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights or convertible securities equal to the number of shares of Adept-California Common Stock so reserved immediately prior to the Effective Date of the Merger.

3.3 Adept-Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Adept-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Adept-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Adept-California Common Stock may, at such stockholder’s option, surrender the same for cancellation to Mellon Investor Services LLC as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which such holders’ shares of Adept-California Common Stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Adept-California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation’s Common Stock into which such shares of Adept-California Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above. Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Adept-California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of Adept-Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Adept-Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Adept-Delaware that such tax has been paid or is not payable.

4.	GENERAL

4.1 Covenants of Adept-Delaware. Adept-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the CGCL;

(b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Adept-Delaware of all of the franchise tax liabilities of Adept-California; and

(c) Take such other actions as may be required by the California General Corporation Law.

4.2 Further Assurances. From time to time, as and when required by Adept-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Adept-California such deeds and other instruments, and there shall be taken or caused to be taken by Adept-Delaware and Adept-California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Adept-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Adept-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Adept-Delaware are fully authorized in the name and on behalf of Adept-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3 Abandonment. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Adept-California or Adept-Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Adept-California or by the sole stockholder of Adept-Delaware, or by both.

4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

4.5 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

4.6 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Adept-Delaware and Adept-California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

ADEPT TECHNOLOGY, INC., a Delaware corporation

By:
Name:
Title:

ATTEST:

Name:
Title:

ADEPT TECHNOLOGY, INC., a California corporation

By:
Name:
Title:

ATTEST:

Name:
Title:

[Signature Page to Agreement and Plan of Merger]

Appendix F

PROXY

ADEPT TECHNOLOGY, INC.

ANNUAL MEETING OF SHAREHOLDERS

November 3, 2005

This Proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc.

The undersigned shareholder of ADEPT TECHNOLOGY, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders, and hereby appoints Robert H. Bucher and Robert R. Strickland, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of ADEPT TECHNOLOGY, INC. to be held on Thursday, November 3, 2005 at 8:00 a.m. local time, at the principal executive office of Adept Technology, Inc. located at 3011 Triad Drive, Livermore, California 94551 and at any adjournment(s) thereof, and to vote all shares of stock of ADEPT TECHNOLOGY, INC. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(Continued, and to be signed on the other side)

☒ Please mark your votes as this

1. ELECTION OF DIRECTORS:

NOMINEES:

Robert H. Bucher, Michael P. Kelly,

Cary R. Mock, Robert J. Majteles

FOR	WITHHOLD FOR ALL
☐	☐

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee(s), write that nominee’s(s’) name in the space provided below.

______________________________________________

2. To approve the Amendment to the 2003 Stock Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To approve the 2005 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To approve the amendment of Adept’s Articles of Incorporation (or the Certificate of Incorporation if the Reincorporation Proposal is approved) to increase the number of authorized shares of capital stock from 15,000,000 to 20,000,000, including the increase of the authorized common stock of Adept from 14,000,000 to 19,000,000 .

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. To approve the reincorporation of Adept from California to Delaware.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6. To ratify the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2006

FOR	AGAINST	ABSTAIN
☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; TO APPROVE THE AMENDMENT TO THE 2003 STOCK OPTION PLAN; TO APPROVE THE 2005 EQUITY INCENTIVE PLAN; TO APPROVE THE INCREASE IN THE AUTHORIZED COMMON STOCK OF ADEPT; TO APPROVE THE REINCORPORATION OF ADEPT IN DELAWARE; TO RATIFY THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE INDEPENDENT AUDITORS OF ADEPT FOR THE FISCAL YEAR ENDING JUNE 30, 2006, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)	Dated:	, 2005

(This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)